Exhibit 3.6

LIMITED PARTNERSHIP AGREEMENT
OF
FOREST CITY ENTERPRISES, L.P.

Dated as of: December 31, 2015

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.
IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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EXHIBIT A
PARTNERS AND
PARTNERSHIP INTERESTS
EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE
EXHIBIT C
SPECIAL ALLOCATION RULES
EXHIBIT D
NOTICE OF REDEMPTION

LIMITED PARTNERSHIP AGREEMENT
OF
FOREST CITY ENTERPRISES, L.P.
THIS LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of Forest City Enterprises, L.P. (the “Partnership”), dated as of December 31, 2015, is entered into by and among Forest City Realty Trust, Inc., a Maryland corporation (the “General Partner”), as the general partner of and a limited partner in the Partnership, and FCILP, LLC, a Delaware limited liability company (the “Initial LP”), together with any other Persons who become Partners in the Partnership as provided herein.
WHEREAS, Forest City Enterprises, Inc., an Ohio corporation (“Old FCE”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 15, 2015, by and among Old FCE, the General Partner, a wholly-owned direct subsidiary of Old FCE, the Initial LP, a wholly-owned direct subsidiary of the General Partner and FCE Merger Sub, Inc., an Ohio corporation, (“Merger Sub”) and a wholly-owned direct subsidiary of the General Partner and the Initial LP;
WHEREAS, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub was merged with and into Old FCE (the “Merger”), (ii) all issued and outstanding shares of Class A Common Stock and Class B Common Stock of Old FCE were converted into shares of Class A common stock and Class B common stock of the General Partner, respectively;
WHEREAS, Old FCE survived the Merger as a wholly-owned subsidiary of the General Partner, owned by the General Partner directly and through the General Partner’s interest in the Initial LP, and the separate corporate existence of Old FCE, with all its rights, privileges, immunities, powers and franchises, continued unaffected by the Merger;
WHEREAS, immediately following the Merger, pursuant to Section 17-217 of the Delaware Revised Uniform Limited Partnership Act, as amended, and Section 1701.792 of the Ohio General Corporation Law, as amended, Old FCE was converted from an Ohio corporation to the Delaware limited partnership governed by this Agreement, which is now known as “Forest City Enterprises, L.P.” and referred to herein as the “Partnership”, with the result that the Partnership is a continuation of Old FCE in a new form, it being understood that the Partnership continues to be bound by the liabilities and obligations of Old FCE in effect immediately prior to the conversion;
WHEREAS the Partnership’s Certificate of Limited Partnership was filed in the office of the Secretary of State of the State of Delaware on December 30, 2015 and became effective on December 31, 2015;
WHEREAS, the foregoing constituted a reorganization within the meaning of Section 368 of the Code;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS
Section 1.1    Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms and phrases used in this Agreement.
“704(c) Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties contributed in a single or integrated transaction among such properties.
“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101, et seq., as the same may hereafter be amended from time to time, and any successor thereto.
“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and shown as such on the books and records of the Partnership.
“Adjusted Capital Account” means, with respect to a Partner, the Capital Account maintained for such Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore to the Partnership pursuant to any provision of this Agreement or is treated as obligated to restore to the Partnership pursuant to the provisions of Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to a Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.
“Adjusted Property” means any property or other asset the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.
“Affiliate” means (i) with respect to any Person who is a natural person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or (ii) with respect to any Person who is not a natural person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such

Person, (c) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b), and (c) above. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreed Value” means (i) in the case of any Contributed Property, the 704(c) Value of such property at the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations.
“Agreement” means this Limited Partnership Agreement, as it may be amended, supplemented or restated from time to time.
“Articles of Incorporation” means the Articles of Incorporation of the General Partner Entity, as filed with the Maryland State Department of Assessments and Taxation, or, if the General Partner Entity is not a Maryland corporation, the equivalent corresponding organizational instrument(s) governing the General Partner, in either case as the same may be amended, supplemented or restated from time to time.
“Assignee” means any permitted transferee of a Partnership Unit that has not been admitted by the General Partner as a Substituted Limited Partner and, therefore, is entitled only to the rights set forth in Section 11.5 hereof.
“Bankruptcy” with respect to any Person shall be deemed to have occurred when (i) the Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Person, (iii) the Person executes and delivers a general assignment for the benefit of the Person’s creditors, (iv) the Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding of the nature described in clause (ii) above, (v) the Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Person or for all or any substantial part of the Person’s assets, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Person’s consent or acquiescence of a trustee, receiver or liquidator has neither been vacated nor stayed within ninety (90) days of such appointment or (viii) an appointment referred to in clause (vii) that is stayed temporarily is not vacated within ninety (90) days after the expiration of the most recent of any such temporary stay.
“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B hereof and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained, with respect to each such Contributed Property or Adjusted Property, strictly in accordance with federal income tax accounting principles.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law or executive order to close.
“Capital Account” means, with respect to a Partner, the Capital Account maintained for that Partner pursuant to Exhibit B hereof.
“Capital Contribution” means, with respect to a Partner, all cash, cash equivalents and the Agreed Value of Contributed Property the Partner has contributed or is deemed to have contributed to the Partnership pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof.
“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such property; and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.
“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.
“Certificate” means the Certificate of Limited Partnership of the Partnership as filed in the office of the Delaware Secretary of State on December 30, 2015 and effective on December 31, 2015, as amended, restated and supplemented from time to time in accordance with the terms hereof and the Act.
“Closing Price” means, on any date, the last sale price per share, regular way, of the Common Shares or, if no sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the Common Shares or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected from time to time by the General Partner.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Common Partnership Unit” means any Partnership Unit other than a Partnership Unit of a class of units of Limited Partnership Interest issued in the future and designated as (a) having a preference over Common Partnership Units with respect to the payment of distributions, including distributions upon liquidation, or (b) otherwise being other than a Common Partnership Unit.
“Common Share” means a share of common stock of the General Partner Entity, provided that if the General Partner Entity has outstanding more than one class of common stock, the term “Common Share”, as used herein, shall refer to a share of the class A common stock of the General Partner Entity (or, if the common stock is no so titled, the corresponding equivalent, as determined by the General Partner).
“Consent” means the consent or approval by a Partner given in accordance with Section 14.2 hereof.
“Contributed Property” means each property or other asset (but excluding cash and cash equivalents), in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B but shall thereafter be an Adjusted Property for such purposes.
“Conversion Factor” means, as of the date of this Agreement, 1.0; provided that in the event that (x) the General Partner Entity (i) declares (and the applicable record date has passed or will have passed before a Redeeming Partner would receive cash or Common Shares in respect of the Partnership Units being redeemed) or pays a dividend on its outstanding Common Shares in Shares or makes a distribution to all holders of its outstanding Common Shares in Shares, (ii) subdivides or reclassifies its outstanding Common Shares, (iii) combines its outstanding Common Shares into a smaller number of Shares, or (iv) changes the number of outstanding Common Shares by reason of a merger, exchange offer, tender offer, consolidation or combination and (y) in connection with any such event described in clauses (i), (ii), (iii) or (iv) above does not cause the Partnership to make a comparable distribution of additional Partnership Units to all holders of the Partnership’s outstanding Common Partnership Units (and to all holders of Partnership Units of any other class, or series thereof, issued by the Partnership after the date hereof which are, by their terms, redeemable for cash or, at the General Partner’s election, Common Shares pursuant to Section 8.5 hereof), or a subdivision or combination of the Partnership’s outstanding Common Partnership Units (and of all Partnership Units of any other class, or series thereof, issued by the Partnership after the date hereof which are, by their terms, redeemable for cash or, at the General Partner’s election, Common Shares pursuant to Section 8.5), or a comparable adjustment to the number of the Partnership’s outstanding Common Partnership Units (and of all Partnership Units of any other class, or series thereof, issued by the Partnership after the date hereof which are, by their terms, redeemable for cash or, at the General Partner’s election, Common Shares pursuant to Section 8.5) in the event of any change in the outstanding number of Common Shares by reason of any merger, exchange offer, tender offer, consolidation or combination, in any such case so that the number of Common Partnership Units held by the General Partner in respect of Common Shares after such distribution, subdivision or combination is equal to the number of the General Partner’s then-outstanding Common Shares, then upon completion of such declaration, subdivision or combination the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Common Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided, further, that if the General Partner Entity (w) shall issue rights or warrants to all holders of Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the daily market price per Common Share on the date fixed for the determination of shareholders entitled to receive such rights or warrants, (x) shall not issue similar rights or warrants to all holders of Common Partnership Units entitling them to subscribe for or purchase Common Shares or Partnership Units at a comparable price (determined, in the case of Partnership Units, by reference to the Conversion Factor), and (y) cannot issue such rights or warrants to a Redeeming Partner as required by the definition of “Shares Amount” herein, then the Conversion Factor in effect at the opening of business on the Business Day following the date fixed for such determination shall be increased by multiplying such Conversion Factor by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered for subscription would purchase at such daily market price per share, such increase of the Conversion Factor to become effective immediately after the opening of business on the Business Day following the date fixed for such determination; and provided, further, that if an entity shall cease to be the General Partner Entity (such entity, the “Predecessor Entity”) and another entity shall become the General Partner Entity (such entity, the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the

Conversion Factor by a fraction, the numerator of which is the Value of one Common Share of the Predecessor Entity, determined as of the time immediately prior to when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one Common Share of the Successor Entity, determined as of that same date. For purposes of the second proviso in the preceding sentence, in the event that any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Common Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value of any securities and other consideration that the holder of one Common Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares). Except as noted above, any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for the event giving rise thereto; it being intended that (x) adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which Common Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event. The determination of whether any adjustment is appropriate in accordance with the foregoing, and the nature and amount of such adjustment, shall be made by the General Partner, and any interpretive matters and/or ambiguities arising in connection with any such determination shall be resolved by the General Partner in its discretion and any such determinations shall be final.
“Convertible Funding Debt” has the meaning set forth in Section 7.5.D hereof.
“Covered Person” has the meaning set forth in Section 7.8.A hereof.
“Current Per Share Market Price” on any date shall mean the average of the Closing Prices for the five consecutive Trading Days ending on such date.
“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or other assets or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or other assets or services secured by any lien on any property or other assets owned by such Person, to the extent attributable to such Person’s interest in such property or other assets, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with GAAP, should be capitalized.
“Deemed Partnership Unit Value” as of any date means the Current Per Share Market Price as of the Trading Day immediately preceding such date; provided, however, that

Deemed Partnership Unit Value shall be adjusted in a manner consistent with the provisions of the definition of the term “Conversion Ratio” herein in the event of any stock dividend, stock split, stock distribution or similar transaction to avoid any dilution in the Redemption Rights of any Limited Partner.
“Delaware Courts” has the meaning set forth in Section 15.9.B hereof.
“Depreciation” means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero (0), Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.
“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System or any successor system for filing information, documents or reports with the SEC.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or Title of ERISA shall be deemed to include a reference to any corresponding provision of future law.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“final adjustment” has the meaning set forth in Section 10.3.B hereof.
“flow through entity” has the meaning set forth in Section 3.3.D hereof.
“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.
“GAAP” means U.S. generally accepted accounting principles.
“General Partner” means Forest City Realty Trust, Inc., a Maryland corporation, or any Person who becomes a successor general partner of the Partnership.
“General Partner Entity” means the General Partner; provided, however, that if (i) the shares of common stock (or other comparable equity interests) of the General Partner issuable by it in satisfaction of the Redemption Right are at any time not Publicly Traded and (ii) the shares of common stock (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the shares of common stock (or other comparable equity interests) of the General Partner are Publicly Traded, the term “General Partner Entity” shall refer to such entity whose shares of common stock (or other comparable equity securities) are Publicly Traded. For the avoidance of doubt, if the requirements set forth in clauses (i) and (ii) above are not both satisfied, then the term “General Partner Entity” shall mean the General Partner.
“General Partner Payment” has the meaning set forth in Section 15.13 hereof.
“General Partnership Interest” means a Partnership Interest held by the General Partner in its capacity as general partner of the Partnership. A General Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units.
“Holder” means either (i) a Partner or (ii) an Assignee that owns a Partnership Unit.
“Immediate Family” means, with respect to any natural person, such natural person’s spouse, parents, descendants, nephews, nieces, brothers and sisters.
“Incapacity” or “Incapacitated” means, as to any Partner (a) that is (i) a natural person, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating such Partner incompetent to manage his or her person or estate, (ii) a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its articles of incorporation (or equivalent), (iii) a partnership or limited liability company, the dissolution and commencement of winding up of such partnership or limited liability company, (iv) an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership, (v) a trust (or a trustee on behalf of a trust), the termination of the trust (but not the substitution of a new trustee), and (b) the Bankruptcy of such Partner.
“Indemnitee” means (i) any Person made a party to a proceeding or threatened with being made a party to a proceeding by reason of (a) his, her or its status as the General Partner, or as a trustee, director, officer, shareholder, partner, member, manager, employee, representative or agent of the General Partner or as an officer, employee, representative or agent of the Partnership, (b) his, her or its status as a Limited Partner, (c) his, her or its status as a trustee, director, officer, manager or other representative of any Subsidiary or other entity in which the Partnership owns an equity interest or any Subsidiary or other entity in which the General Partner owns an equity interest (so long as the General Partner’s ownership of an interest in such entity is not prohibited by Section 7.5.A hereof) or for which the General Partner, acting on behalf of the Partnership, requests the trustee, director, officer, shareholder, partner, member, manager, employee, representative or agent to serve as a trustee, director, officer, manager, member or other representative, including serving as a trustee of an employee benefit plan, or (d) his, her or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to) and (ii) such other Persons (including any Affiliate of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“IRS” means the United States Internal Revenue Service.

“judicial review” has the meaning set forth in Section 10.3.B hereof.
“Limited Partner” means any Person named as a Limited Partner of the Partnership in Exhibit A hereof, as such Exhibit may be amended and restated from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
“Limited Partnership Interest” means a Partnership Interest of a Partner in the Partnership held by that Partner in its capacity as a Limited Partner and representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units.
“Liquidating Event” has the meaning set forth in Section 13.1 hereof.
“Liquidating Gains” means any net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B hereof.
“Liquidating Losses” means any net capital loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B hereof.
“Liquidator” has the meaning set forth in Section 13.2.A hereof.
“Majority in Interest” means Partners who hold more than fifty percent (50%) of the outstanding Common Partnership Units; provided, however, with respect to any matter to be voted on by the Partners, (A) there also shall be included in the denominator of the computation all (i) preferred Partnership Units of any class, or series thereof, if any, and (ii) any Partnership Units of any other class, or series thereof, if any, in each case that are expressly entitled to vote thereon with the holders of Common Partnership Units, as a single class, pursuant to the terms of such Partnership Units or this Agreement, and (B) there shall be included in the numerator of the computation all Partnership Units of each class or series thereof reflected in the denominator that have been voted (or deemed to have been voted) in favor of the matter proposed for consideration.
“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B hereof. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C hereof, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without taking such item into account.
“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B hereof. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C hereof, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without taking such item into account.
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under any Stock Option Plan, or (ii) any Debt issued by the General Partner Entity that provides any of the rights described in clause (i) above.
“Nonrecourse Built-in Gain” has the meaning set forth in Regulations Section 1.752-3(a)(2).
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D hereof.
“Ownership Limit” means the restrictions on ownership and transfer of Common Shares imposed under the Articles of Incorporation.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.
“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a

Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
“Partnership” means the limited partnership heretofore formed and continued under the Act and pursuant to this Agreement, and any successor thereto.
“Partnership Interest” means a Limited Partnership Interest or the General Partnership Interest, as the context requires, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units.
“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Partnership Record Date” means the record date established by the General Partner either (i) for the making of any distribution pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner Entity for a distribution to its shareholders of some or all of its portion of such distribution received by the General Partner if the shares of common stock (or comparable equity interests) of the General Partner Entity are Publicly Traded, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.2 hereof.
“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 and Section 4.2 hereof, and includes Common Partnership Units and any other class or series of Partnership Units established from time to time after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A hereof, as such Exhibit may be amended and restated from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for Partnership Units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.
“Partnership Year” means the fiscal year of the Partnership.
“Percentage Interest” means, as to a Partner, its interest in the Partnership as determined by dividing the total number of Common Partnership Units owned by such Partner by the total number of Common Partnership Units then outstanding as specified in Exhibit A hereof, as such exhibit may be amended and restated from time to time.

“Person” means a natural person or a real estate investment trust, corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other entity.
“Predecessor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.
“Preferred Partnership Units” means Partnership Units of any class or series thereof that (a) by their terms are entitled to a preference over Common Partnership Units with respect to the payment of distributions, including distributions upon liquidation or (b) have otherwise been designated by the General Partner as ranking senior in right, with respect to voting, redemption or otherwise, to the rights of Common Partnership Units.
“Pro Rata Portion” has the meaning set forth in Section 8.6.A hereof.
“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.
“Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Redeeming Partner” has the meaning set forth in Section 8.5.A hereof.
“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the General Partner in its sole and absolute discretion. A Redeeming Partner shall have no right, without the General Partner’s consent, which may be given or withheld in the General Partner’s sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.
“Redemption Right” has the meaning set forth in Section 8.5.A hereof.
“Registrable Securities” has the meaning set forth in Section 8.6.B hereof.
“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“REIT” means a real estate investment trust under Section 856 of the Code.
“REIT Expenses” means (i) costs and expenses relating to the continuity of existence of the General Partner and/or the General Partner Entity (if different) (and any Person in which the General Partner, or General Partner Entity, as applicable, owns an equity interest, to the extent not prohibited by Section 7.5.A, other than the Partnership (which Persons shall, for purposes of this definition, be included within the meaning of the terms “General Partner” and

“General Partner Entity” as used herein, as applicable), including taxes, fees and assessments associated therewith (other than federal, state or local income taxes imposed upon the General Partner or General Partner Entity as a result of its failure to distribute to its shareholders an amount equal to its taxable income), any and all costs, expenses or fees payable to any trustee or director of the General Partner or General Partner Entity or such other Persons, (ii) costs and expenses relating to any offer or registration of securities by the General Partner or, if different, the General Partner Entity (in either case the proceeds of which will be contributed or advanced to the Partnership) and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts, selling commissions and placement fees applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner and, if different, the General Partner Entity under federal, state or local laws or regulations, including tax returns and filings with the SEC and any stock exchanges on which the Common Shares are listed, (iv) costs and expenses associated with compliance by the General Partner and, if different, the General Partner Entity with laws, orders, rules and regulations promulgated by any regulatory body, including the SEC, (v) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner and, if different, the General Partner Entity, (vi) all other operating or administrative costs of the General Partner and, if different, the General Partner Entity incurred in the ordinary course of its business, and (vii) such other costs and expenses, if any, as are specified by the General Partner in its discretion to be REIT Expenses; provided, however, that any of the foregoing expenses that are determined by the General Partner, in its sole and absolute discretion, to be expenses relating to the ownership and operation of, or for the benefit of, the Partnership shall be treated as reimbursable expenses under Section 7.4.B hereof rather than as “REIT Expenses”.
“REIT Requirements” has the meaning set forth in Section 5.1.A hereof.
“Required Cash Payment” has the meaning set forth in Section 8.5.A hereof.
“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C hereof to eliminate Book-Tax Disparities.
“Safe Harbors” has the meaning set forth in Section 11.6.F hereof.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Settlement Date” has the meaning set forth in Section 3.3.F hereof.
“Share” means a share of stock (or other comparable equity interest) of the General Partner Entity. Shares may be issued in one or more classes, or series thereof, in accordance with the terms of the Articles of Incorporation. In the event that the General Partner

Entity has outstanding securities of more than one class (or series thereof), the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Common Partnership Units, the term “Shares” refers to Common Shares.
“Shares Amount” means a number of Common Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner times the Conversion Factor; provided, that in the event the General Partner Entity issues to all holders of Common Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Common Shares or any other securities or property (collectively, the “rights”), and the General Partner Entity can issue such rights to such Redeeming Partner, then the Shares Amount shall also include such rights that a holder of that number of Common Shares would be entitled to receive.
“Shelf Registration” has the meaning set forth in Section 8.6.A hereof.
“Shelf Rights Holders” has the meaning set forth in Section 8.6.A hereof.
“Specified Redemption Date” means the date that is sixty-one (61) days after the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.
“Stock Option Plan” means any share or stock incentive plan or similar compensation arrangement of the General Partner, the Partnership or any Affiliate of the Partnership or the General Partner, as the context may require.
“Subsidiary” means, with respect to any Person, any real estate investment trust, corporation, partnership, limited liability company or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.
“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.
“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.
“tax audit” has the meaning set forth in Section 10.3.B hereof.
“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.
“Trading Days” means days on which the primary trading market for Common Shares, if any, is open for trading or, if the Common Shares are not listed or admitted to trading, shall mean any Business Day.

“Unit Equivalent” has the meaning set forth in Section 8.5.A hereof.
“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.
“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.
“Valuation Date” means the date that is sixty-one (61) days after the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.
“Value” means, with respect to a Common Share, the average of the daily market price for the ten (10) consecutive Trading Days immediately preceding the Valuation Date. The daily market price for each such Trading Day shall be: (i) if the Common Shares are listed or admitted to trading on any national securities exchange or the NASDAQ National Market, the Closing Price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the Common Shares are not listed or admitted to trading on any national securities exchange or the NASDAQ National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the Common Shares are not listed or admitted to trading on any national securities exchange or the NASDAQ National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Common Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers to be appropriate in its sole discretion. In the event the Shares Amount includes rights that a holder of Common Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner on the basis of such quotations and other information as it determines to be appropriate in its sole discretion.
ARTICLE II
ORGANIZATIONAL MATTERS
Section 2.1    Organization.
As stated in the Recitals, the Partnership is the result of the conversion of Old FCE from an Ohio corporation to a Delaware limited partnership and has been formed for purposes of the seamless continuation of the business and assets of Old FCE for all purposes and without transfer or deemed transfer of any assets, all as provided in Section 17-217 of the Act. The Partnership is a limited partnership formed and existing under the Act for the purposes and upon the terms and conditions set forth herein. Except as otherwise expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interests of each Partner shall be personal property for all purposes.
Section 2.2    Name.
The name of the Partnership is Forest City Enterprises, L.P. The Partnership’s business may be conducted under any other name(s) selected by the General Partner, including the name of the General Partner or any Affiliate thereof. The words or letters “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name when necessary to comply with the laws of any jurisdiction that so requires. The General Partner has the sole and exclusive right to change the name of the Partnership at any time and from time to time as it determines in its discretion.
Section 2.3    Registered Office and Agent; Principal Office.
The address of the Partnership’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company or such other Person as the General Partner may select in its sole and absolute discretion by notice to the Limited Partners. The principal office of the Partnership shall be Forest City Enterprises, L.P., Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113, or such other place as the General Partner may designate from time to time in its sole and absolute discretion by notice to the Limited Partners. The Partnership may maintain offices at such other place(s) within or outside the State of Delaware as the General Partner deems advisable in its sole and absolute discretion.
Section 2.4    Power of Attorney.
A.    General. Each Limited Partner and each Assignee, upon receipt of its Partnership Interest, irrevocably constitutes and appoints the General Partner, any Liquidator, and, in each case any officers, directors, trustees, employees, attorneys-in-fact and other Persons acting on behalf thereof, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)
execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator, or in each case any Person acting on behalf thereof, deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership now conducts, or in the future may conduct, business or own property; (b) all instruments that the General Partner or the Liquidator, or in each case any Person acting on behalf thereof, deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator, or in each case any Person acting on behalf thereof, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator, or in each case any Person acting on behalf thereof, deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of a Partnership Interest; and

(2)
execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, or in each case any Person acting on behalf thereof, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, or in each case any Person acting on behalf thereof, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator, or in each case any Person acting on behalf thereof, to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for herein.
B.    Duration of Power. The foregoing power of attorney is irrevocable and is expressly acknowledged as a special power, coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner, any Liquidator and, in each case any Person acting on behalf thereof, to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or other Partnership Interests (as the case may be) and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, any Liquidator and Persons acting on behalf of each, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, any Liquidator and any Person acting on behalf of either of them, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner, the Liquidator and any Person acting on behalf of either of them, within fifteen (15) days after receipt of each request therefor, such further designation, powers of attorney and other instruments as the General Partner, the Liquidator or any Person acting on behalf of either of them (as the case may be), deems necessary or appropriate to effectuate this Agreement and the purposes of the Partnership.
Section 2.5    Term.
The term of the Partnership commenced on December 31, 2015, the date on which the Partnership’s Certificate of Limited Partnership became effective with the Secretary of State of the State of Delaware, and shall continue until the Partnership is dissolved pursuant to Article XIII hereof or as otherwise required by law.
Section 2.6    Admission of Limited Partners.
On the date hereof the Initial LP has been admitted to the Partnership as a Limited Partner. Additional Persons may be admitted as Limited Partners only in accordance with the terms of this Agreement, specifically including the provisions of Article XII.
ARTICLE III
PURPOSE
Section 3.1    Purpose and Business.
The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership under the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner Entity and the General Partner (if different) at all times to qualify as a REIT, unless the General Partner Entity or the General Partner (if different) ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership or voluntarily revokes its election to be a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing, and (iii) to do anything necessary, convenient or incidental to the foregoing. The Partners acknowledge that the status of the General Partner Entity (and, if such entity is different and is a REIT, the General Partner) as a REIT inures to the benefit of all Partners and not solely to the General Partner Entity.

Section 3.2    Powers.
The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Partnership by the General Partner pursuant to this Agreement including, without limitation, directly or through ownership of interests in other entities, to enter into, perform and carry out contracts of any kind, borrow or lend money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and interests therein, and lease, exchange, sell, transfer and dispose of real property or interests therein. Without limiting the foregoing, and notwithstanding anything to the contrary in this Agreement or the Act, any decision or act taken or other thing done by the General Partner on behalf of the Partnership, and any decision of the General Partner to refrain from taking any act or doing any other thing on behalf of the Partnership, undertaken by the General Partner on the basis or with the belief that such action or omission is necessary, useful or advisable or appropriate, as determined in the General Partner in its sole and absolute discretion, in order (i) to protect or further the ability of the General Partner Entity or the General Partner (if different), as applicable, to qualify and continue to qualify as a REIT, or (ii) to avoid the General Partner Entity or the General Partner (if applicable) incurring any additional taxes under Section 857 or Section 4981 of the Code, or any related or successor provision of the Code, or (iii) to avoid the violation of any law, regulation or order of any governmental body or agency having jurisdiction over the General Partner Entity or the General Partner (if different) or the Partnership or any securities of any of the foregoing, is expressly authorized by this Agreement, is deemed consented to by all of the Limited Partners, and does not, and will not be construed to, violate any duty of the General Partner Entity or the General Partner, if different, to the Partnership or any other Partner.
Section 3.3    Representations and Warranties by the Partners.
A.    Each Partner that is a natural person (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants to, and covenants with and for the benefit of, each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform his or her obligations hereunder, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be performed by such Partner do not and will not conflict with or result in a breach or violation of, or a default under, any agreement or other instrument by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and/or (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (v) no authorization, approval, consent or order of any court or governmental authority or agency or any other Person is required in connection with the execution and delivery of this Agreement or the becoming of an Additional Limited Partner or a Substituted Limited Partner, except as may have been received prior to the date of this Agreement (or, if applicable, the later date on which such Additional Limited Partner or Substituted Limited Partner is making this representation).
B.    Each Partner that is not a natural person (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by such Partner have been duly authorized by all necessary action, including without limitation, that of such Partner’s managing member(s), general partner(s), managers, members, committee(s), trustee(s), beneficiaries, director(s), officer(s) and/or shareholder(s), as the case may be, as required, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not conflict with, result in a breach or violation of, or a default under, such Partner’s certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, declaration of trust, articles of incorporation or bylaws, as the case may be, any agreement or other instrument by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its members, partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (v) no authorization, approval, consent or order of any court or governmental authority or agency or any other general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association is required in connection with the execution and delivery of this Agreement, except as may have been received prior to the date of this Agreement.
C.    Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner, as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, as applicable) acknowledges, represents, warrants and agrees that it:

(1)	is an “accredited investor” within the meaning of Rule 501 under the Securities Act;

(2)	has acquired and continues to hold Partnership Units for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, at any particular time or under any predetermined circumstances, and will not sell or otherwise dispose of such Partnership Units except pursuant to the exercise of a Redemption Right or otherwise in accordance with this Agreement and in compliance with the registration requirements or exemption provisions of any applicable state securities law;

(3)
is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Partnership Units;

(4)
has a sufficiently high net worth that it is able to bear all risks of the investment in the Partnership Units for an indefinite period of time including the risk of a complete loss of its investment in the Partnership Units, and does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment; and

(5)
has made its own independent investigation of the Partnership and the business conducted and proposed to be conducted by the Partnership, including consultation with its own counsel and tax adviser, to the extent deemed necessary by it, as to all legal and taxation matters covered by this Agreement, and has not relied on the Partnership for any explanation of the application of the various federal or state securities laws or regulations or tax laws or regulations with regard to its acquisition of the Partnership Interest.

D.    Each Partner further represents, warrants, covenants and agrees as follows.

(1)
Upon request of the General Partner, it will promptly disclose to the General Partner the amount of Common Shares and other capital shares of the General Partner Entity and, if different, of the General Partner that it actually owns or Constructively Owns; and

(2)
Without the consent of the General Partner, which may be given or withheld in the General Partner’s sole and absolute discretion, no Partner shall do any act or thing that would cause the Partnership at any time to have more than one hundred (100) partners (including as partners those Persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Partnership).

E.    The representations and warranties contained in this Section 3.3 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.
F.    Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner, as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, as applicable) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner or the General Partner Entity (if different) have been made by any Partner or Affiliate of any Partner or any employee or representative of any Partner or Affiliate of any Partner by virtue of this Agreement or otherwise (unless such representations are set forth in a separate writing given by any Partner or Affiliate of any Partner or any employee or representative of any Partner or Affiliate of any Partner addressed to (or for the express benefit of) a Person in connection with the transactions resulting in such Person becoming a Partner), and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.
G.    Notwithstanding the foregoing, the General Partner may permit the modification of any of the representations and warranties contained in Section 3.3 hereof as applicable to any Partner (including, without limitation, any Additional Limited Partner or Substituted Limited Partner or any transferee of either); provided that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Partnership and the General Partner.
Section 3.4    Partnership Only for Purposes Specified.
The Partnership is a limited partnership formed pursuant to the Act only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties, or any other Partner. No Person, in such Person’s capacity as a Partner, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations, if any, arising pursuant to and as limited by the terms of this Agreement and the Act.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES
OF PARTNERSHIP INTERESTS

Section 4.1    Capital Contributions of the Partners.
A.    Capital Contributions. At the time of each Partner’s execution of this Agreement, the Partner shall make or shall have previously made, or, if applicable, shall be deemed to have made, Capital Contributions as set forth for that partner in Exhibit A hereof. The Partners shall own Partnership Units of the class, or series thereof, and in the amount(s) set forth in Exhibit A and shall have a Percentage Interest in the Partnership which shall be set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, additional Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner’s Percentage Interest. Except as provided in Section 4.2, Section 7.5 and Section 10.5 hereof, the Partners shall have no obligation or, except with the prior written consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. Each Limited Partner that contributes any Contributed Property shall promptly provide the General Partner with any information regarding such Contributed Property that is requested by the General Partner, including for Partnership tax return reporting purposes. Capital Contributions by the General Partner in the form of cash and cash equivalents will be deemed to equal the U.S. Dollar value of the assets contributed by the General Partner plus (i) in the case of cash Capital Contributions funded by an offering of any equity interests in or other securities of the General Partner, the offering costs attributable to such cash Capital Contribution, and (ii) in the case of Partnership Units issued pursuant to Section 7.5.C hereof, an amount equal to the difference between the Value of the Common Shares sold pursuant to any Stock Option Plan and the net proceeds of such sale.
B.    General Partnership Interest. The General Partnership Interest shall be a number of Common Partnership Units held by the General Partner equal to one tenth of one percent (0.10%) of all outstanding Common Partnership Units. All other Partnership Units held by the General Partner shall be Limited Partnership Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership.
C.    Capital Contributions by Merger. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership (or by merger with a subsidiary thereof), Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership (or merging with a subsidiary thereof) shall become Limited Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A hereof, as amended by the General Partner to reflect such deemed Capital Contributions.
Section 4.2    Issuances of Partnership Interests.
A.    General. The General Partner is hereby authorized, without the need for any vote or approval of any Partner or any other Person, to cause the Partnership, at any time or from time to time, to issue to any existing Partner (including the General Partner) or to any other Person, and to admit any such Person as an Additional Limited Partner, additional Partnership Interests, in the form of Partnership Units (including, without limitation, Common Partnership

Units and preferred Partnership Units), for such consideration and on such terms and conditions as shall be established by the General Partner, in one or more classes, or in one or more series of any of such classes, and with such designations, preferences, redemption and conversion rights, voting powers and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to then-existing Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion, including, without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of such class of Partnership Interests, (ii) the right of each such class or series of such class of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of such class of Partnership Interests upon dissolution and liquidation of the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (a) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (b) for less than fair market value, (c) for no consideration, (d) in connection with any merger of any other Person into the Partnership (or a subsidiary thereof), or (e) upon the contribution of property or assets to the Partnership. If the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall be authorized to, and shall, make such revisions to this Agreement (including but not limited to the revisions described in Section 5.5, Section 6.2 and Section 8.5 hereof) as it deems necessary or appropriate to reflect the issuance of such additional Partnership Interests.
B.    Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless: (i)(a) the additional Partnership Interests are issued in connection with an issuance of Common Shares or other securities by the General Partner (including Common Shares issued by the General Partner to satisfy the Partnership’s redemption obligation under Section 8.5 hereof or in connection with the merger of another entity into the General Partner or a subsidiary or affiliate of the General Partner), which securities have designations, preferences and other rights such that the economic interests attributable to such securities are substantially similar to the designations, preferences and other rights (except voting rights) of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2.B, as determined by the General Partner, and (b) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds or assets, if any, received by it in connection with such issuance, (ii) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class (or, at least, are made available to all Partners on an elective basis, such as might arise in the case of a distribution in which Partners are given an ability to elect between cash, additional Partnership Interests and/or other assets) in proportion to their respective Percentage Interests (or equivalent, in the case of Partnership Units that are not Common Partnership Units) in such class, or (iii) the additional Partnership Interests are issued in connection with a contribution of property or other assets to the Partnership by the General Partner. In addition, and for the avoidance of doubt, the General Partner may acquire Partnership Units from other Partners (or Assignees) on such terms as they may determine from time to time.
C.    Issuances of Shares. In accordance with, and subject to the terms of, Section 4.3 hereof, the General Partner shall not issue any Common Shares (other than Common

Shares issued pursuant to Section 8.5 hereof or pursuant to a dividend or distribution (including any Common Share split)), other equity securities of the General Partner, New Securities or Convertible Funding Debt other than to all holders of Common Shares unless (i) the General Partner shall cause, pursuant to this Section 4.2, the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of such additional Common Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) the General Partner contributes to the Partnership the proceeds, if any, from the issuance of such Common Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and, if applicable, from the exercise of rights contained in such Common Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the General Partner is authorized to issue Common Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the General Partner is authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Common Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of Common Shares at a discount from fair market value or employee share options that have an exercise price that is less than the fair market value of the Common Shares, either at the time of issuance or at the time of exercise, or in order to comply with the REIT share ownership requirements set forth in Section 856(a)(5) of the Code) and (b) the General Partner contributes all proceeds from such issuance and exercise to the Partnership.
D.    Classes of Partnership Units. Subject to this Section 4.2, the Partnership shall have one class of Partnership Units entitled “Common Partnership Units” which shall be issued to the General Partner in respect of its General Partnership Interest and in respect of its Limited Partnership Interest. The General Partner may, in its sole and absolute discretion, issue to newly admitted Partners Common Partnership Units or Partnership Units of any other class or series thereof established by the Partnership in accordance with this Section 4.2 in exchange for the contribution by such Partners of cash, cash equivalents, real estate partnership interests, stock, notes or any other assets or consideration; provided that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Common Partnership Unit unless the context clearly requires otherwise.
Section 4.3    Contribution of Proceeds of Issuance of Securities by the General Partner.
In connection with any primary offering by the General Partner of its Common Shares and any other issuance of Common Shares, other equity securities of the General Partner, New Securities or Convertible Funding Debt pursuant to Section 4.2 hereof, the General Partner shall contribute to the Partnership any proceeds (or a portion thereof) raised in connection with such issuance. Such contributions shall, in each case, be made in exchange for Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Common Shares, other equity securities of the General Partner, New Securities or Convertible Funding Debt contributed to the Partnership; provided, however, that in each case, if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commission or fees or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of any such underwriter’s discount, commission, fees and other expenses paid or incurred by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership in accordance with Section 7.4 hereof). In the case of employee purchases of New Securities at a discount from fair market value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities. All transfer, stamp or similar taxes payable upon any contribution provided for in this Section 4.3 shall be paid by the Partnership.
Section 4.4    No Preemptive Rights.
Except as expressly granted by the General Partner (on behalf of the Partnership) pursuant to other written agreements, if any, entered into from time to time in the General Partner’s sole and absolute discretion, no Person shall have any preemptive, preferential, participation or other similar right (i) with respect to additional Capital Contributions or loans to the Partnership, or (ii) to subscribe for or acquire any Partnership Interest.
Section 4.5    Other Contribution Provisions.
In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.
Section 4.6    No Interest on Capital.
No Partner shall be entitled to, or receive, interest on its Capital Contributions or its Capital Account.
Section 4.7    Dividend Reinvestment Plan.
All amounts received by the General Partner in respect of its dividend reinvestment plan, if any, either (i) shall be utilized by the General Partner to effect open market purchases of Common Shares or (ii) if the General Partner elects instead to issue new Common Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Units. The number of Partnership Units so issued shall be determined by dividing the amount of funds so contributed by the Deemed Partnership Unit Value, computed as of the date such funds are contributed. The General Partner shall promptly give each Limited Partner written notice of the number of Partnership Units so issued.
ARTICLE V
DISTRIBUTIONS
Section 5.1    Requirement and Characterization of Distributions.
A.    General. The General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions from time to time as and when the General Partner deems appropriate or desirable in its sole and absolute discretion. Notwithstanding anything herein to the contrary, in no event may a Partner receive a distribution with respect to a Common Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution for such quarter or shorter period with respect to a Common Share for which such Common Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein or in an agreement or instrument entered or adopted at the time a new class or new series of any class of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to, or receive, a distribution in preference to any other Partnership Interest. For so long as the General Partner Entity and/or the General Partner (as applicable) elects to qualify as a REIT, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner Entity and/or the General Partner (as applicable) as a REIT, to cause the Partnership to make distributions to the Partners in amounts such that the General Partner will receive amounts sufficient to enable the General Partner Entity or the General Partner (as applicable) to pay shareholder dividends that will (i) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”) and (ii) eliminate any federal income or excise tax liability for the General Partner Entity and/or the General Partner (as applicable).
B.    Method. When, as and if declared by the General Partner from time to time, the Partnership will make distributions to the General Partner in the amount of the General Partner’s REIT Expenses (which the General Partner will use to pay such REIT Expenses), and thereafter to holders of Preferred Partnership Units, if any, in accordance with the relative priorities and other terms thereof, and thereafter to the holders of Common Partnership Units pro rata in accordance with their respective Percentage Interests.
Section 5.2    Amounts Withheld.
All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 5.1 hereof for all purposes under this Agreement.
Section 5.3    Distributions Upon Liquidation.

Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2 hereof.
Section 5.4    Restricted Distributions.
Notwithstanding anything herein to the contrary, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.
Section 5.5    Revisions to Reflect Issuance of Additional Partnership Interests.
If the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V as it deems necessary to reflect the issuance of such additional Partnership Interests.
Section 5.6    Distributions in Kind.
No holder of Partnership Units may demand to receive property other than cash as provided in this Agreement. The General Partner may cause the Partnership to make a distribution in kind of Partnership assets or Partnership Interests to holders of Partnership Units, and such assets or Partnership Interests shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the terms and conditions of this Agreement.
ARTICLE VI
ALLOCATIONS
Section 6.1    Allocations For Capital Account Purposes.
For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each Partnership Year (or portion thereof) as provided in this Section 6.1.
A.    Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Income shall be allocated (i) first, to the General Partner and to Limited Partners to the extent that Net Losses previously allocated to the General Partner or such Limited Partner pursuant to the proviso in Section 6.1.B hereof exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A; (ii) second, to all holders of Partnership Units in proportion to their respective Percentage Interests.
B.    Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereof, Net Losses shall be allocated to all holders of Partnership Units in proportion to their respective Percentage Interests; provided, however, that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) and shall be allocated to and among the Limited Partners without Adjusted Capital Account Deficits and the General Partner at the end of such taxable year (or portion thereof), unless all Limited Partners have Adjusted Capital Account Deficits, in which case such Net Losses shall be allocated solely to the General Partner.
C.    Allocation of Nonrecourse Debt. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with any permissible method determined by the General Partner.
D.    Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C hereof, be characterized as Recapture Income, as required by Regulations Section 1.1245-1(e).
E.    Section 704(c) Allocations. Subject to Exhibit B hereof, the General Partner shall be entitled to use such method as it determines, in its sole and absolute discretion, to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties involved in such transaction.
F.    Allocations to Ensure Intended Results. Recognizing the complexity of the allocations pursuant to this Article VI, the General Partner is authorized to modify these allocations from time to time, in its sole and absolute discretion (including by making allocations of gross items of income, gain, loss or deduction rather than allocations of net items) to ensure that they achieve the intended results, to the extent permitted by Section 704(b) of the Code and the Regulations promulgated thereunder.
Section 6.2    Revisions to Allocations to Reflect Issuance of Additional Partnership Interests.
If the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof (including any preferred Limited Partnership Interest or Limited Partnership Interests with other terms), the General Partner shall make such revisions to this Article VI as it deems necessary in its sole and absolute discretion to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to classes or series of any classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.
ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1    Management.

A.    Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner, which can be withheld in the General Partner’s sole and absolute discretion. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 and Section 7.5.A hereof, shall have full and exclusive power and authority to do all things deemed necessary, desirable or convenient by it in its sole and absolute discretion to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)
the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner Entity and/or the General Partner (as applicable) (as long as the General Partner Entity and/or the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code or any successor provision) and to make distributions to its shareholders sufficient to permit the General Partner Entity and/or the General Partner (as applicable) to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of the same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations the General Partner deems necessary or desirable in its sole and absolute discretion for the conduct of the Partnership’s activities;

(2)	the making of tax, regulatory and other filings or elections, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Partnership’s business or assets;

(3)
the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership (or a subsidiary thereof) with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

(4)
the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the General Partner or any of the Partnership’s or the General Partner’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(5)
the management, operation, leasing, landscaping, repair, alteration, demolition, disposition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

(6)
the negotiation, execution, delivery and performance of any contracts, conveyances or other instruments that the General Partner in its sole and absolute discretion considers useful or necessary or convenient to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including, without limitation, contracting with consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(7)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8)	holding, managing, investing and reinvesting cash and other assets of the Partnership;

(9)	the collection and receipt of revenues and income of the Partnership;

(10)
the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees who may be designated as officers with titles such as “president,” “vice president,” “secretary” and “treasurer” of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(11)
the maintenance of insurance for any purpose convenient or beneficial to the Partners, the Partnership or any Affiliate thereof as determined in the sole and absolute discretion of the General Partner;

(12)
the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, real estate investment trusts, corporations, entities that are treated as REITs, “taxable REIT subsidiaries,” or as foreign corporations for federal income tax purposes, joint ventures or other relationships that it deems desirable in its sole and absolute discretion (including, without limitation, the acquisition of interests in, and the contributions of property or the making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time or the incurrence of indebtedness on behalf of such Persons or the guarantee of obligations of such Persons and the making of any tax, regulatory or other filing or election with respect to any of the foregoing Persons); provided, that, as long as the General Partner and/or the General Partner Entity, as applicable, has determined to continue to qualify as a REIT, the Partnership will not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

(13)
the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurrence of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(14)
the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(15)
the determination of the fair market value of any Partnership property distributed or to be distributed in kind using such method(s) of valuation as the General Partner may elect in its sole and absolute discretion;

(16)	the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(17)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(18)
the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(19)
the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with or relating to such Person;

(20)
the making, execution, delivery and performance of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary, appropriate or convenient, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(21)
the issuance of additional Partnership Units and other partnership interests, as it determines to be appropriate, including in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV hereof;

(22)	the redemption of Partnership Units held by a Limited Partner, including in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.5 hereof;

(23)
the amendment and restatement of Exhibit A hereof to reflect the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement;

(24)
the approval and/or implementation of any merger (including a triangular merger), consolidation or other combination between the Partnership and another Person that is not prohibited under this Agreement, whether with or without Consent; the terms of Section 17-211(g) of the Act shall be applicable such that the General Partner shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership of the merger or consolidation (except as may be expressly prohibited under Section 14.1.C, Section 14.1.D or Section 14.1.F hereof);

(25)	the taking of any and all actions necessary, appropriate or useful to enable the General Partner and/or the General Partner Entity (as applicable) to qualify as a REIT; and

(26)	the taking of any and all actions necessary, or desirable in furtherance of, in connection with or incidental to the foregoing.
Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and, for the avoidance of doubt, nothing contained herein requires or shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Notwithstanding any other provisions of this Agreement or the Act to the contrary, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary, useful or advisable in order (i) to protect or further the ability of the General Partner and/or the General Partner Entity (as applicable) and any Subsidiaries of either of them, as applicable, to continue to qualify as a REIT or (ii) to avoid the incurrence by the General Partner and/or the General Partner Entity (if different) or any Subsidiary of either of them of any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed acknowledged and consented to by all of the Limited Partners. Nothing, however, in this Agreement shall be deemed to give rise to any liability on the part of a Limited Partner for any failure by the General Partner, the General Partner Entity (if different) or any Subsidiary of either of them to qualify or continue to qualify as a REIT or a failure to avoid incurring any taxes under Section 857 or Section 4981 of the Code, unless such failure(s) result from an act of a Limited Partner that constitutes a breach of this Agreement.

B.    No Approval by Limited Partners. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.    Insurance. The General Partner will cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitees hereunder, and (iii) such other insurance, in each case as the General Partner, in its sole and absolute discretion, determines to be necessary or appropriate.
D.    Working Capital and Other Reserves. The General Partner may cause the Partnership to establish and maintain any and all reserves, working capital amounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.
E.    No Obligations to Consider Tax Consequences. In exercising its authority under this Agreement, the General Partner may, but shall not be obligated to, take into account the tax consequences to any Partner (including the General Partner and/or the General Partner Entity, if different) of any action taken (or not taken) by it. None of the General Partner, the General Partner Entity, if different or the Partnership shall have any liability to a Limited Partner under any circumstances as a result of an income tax or other tax liability incurred by such Limited Partner as a result of an action of the General Partner or the General Partner Entity taken (or not taken) pursuant to its authority under this Agreement and in accordance with Section 7.3 hereof.
F.    General Partner’s Duties are Contractual. To the maximum extent permitted under the Act, the only duty that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or Assignee of any Partnership Interest) is to perform its contractual obligations as expressly set forth in this Agreement in a manner consistent with the implied contractual covenant of good faith and fair dealing. The General Partner, in its capacity as such, does not and shall not have any other duty, fiduciary or otherwise (and the General Partner expressly disclaims any such other duty, fiduciary or otherwise), to the Partnership, any Partner or any other Person (including any creditor of any Partner or any Assignee of Partnership Interest). The provisions of this Agreement create contractual obligations of the General Partner only, and no such provisions shall be interpreted to create any fiduciary duties of the General Partner.
Section 7.2    Amendment of Agreement and Certificate of Limited Partnership.
The General Partner has filed the Certificate with the Secretary of State of the State of Delaware as required by the Act. The Partners hereby agree and obligate themselves to use all reasonable efforts to execute, acknowledge, file, record and/or publish, as necessary, such amendments to this Agreement (or the Certificate) as may be required by the terms hereof or by law and such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate or convenient, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.4.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto or restatement thereof to any Limited Partner. Following the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment and restatement of Exhibit A hereof) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.
Section 7.3    Restrictions on General Partner Authority.
The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Partners adversely affected thereby or (ii) such lower percentage of the Limited Partnership Interests as may be specifically provided for under a provision of this Agreement or the Act.
Nothing contained herein shall impose any obligation on any Person doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or any other instrument or document on behalf of the Partnership, and any such Person shall be fully protected in relying upon the implied authority of the General Partner in its capacity as such.
Section 7.4    Reimbursement of the General Partner.
A.    No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments, reimbursements, credits and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
B.    Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all costs and expenses relating to the Partnership’s organization and/or reorganization, its ownership of properties and other assets and its administration and operations (including, without limitation, accounting, administrative, legal, technical, management and other services rendered to the Partnership). The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the operation of the Partnership and its ownership of an interest therein or otherwise for the benefit of the Partnership, including, without limitation, all expenses associated with compliance by the General Partner with laws, orders, rules and regulations promulgated by any regulatory body, expenses related to the operations of the General Partner and to the management and administration of any Subsidiary of the General Partner or the Partnership or any Affiliate of the Partnership, such as auditing expenses and filing fees and any and all salaries, compensation and expenses of officers and employees of the General Partner (and all expenses corresponding to the foregoing incurred by the General Partner Entity, if different from the General Partner); provided that (i) the amount of any such reimbursement shall be reduced by (a) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it as permitted in Section 7.5.A hereof and (b) any amount derived by the General Partner from any investments permitted in Section 7.5.A and (ii) REIT Expenses shall not be treated as Partnership expenses for purposes of this Section 7.4.B. The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C hereof and as a result of indemnification pursuant to Section 7.7 hereof. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.
C.    Partnership Interest Issuance Expenses. The General Partner (and, if applicable and different, the General Partner Entity) shall also be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests, Debt of the Partnership or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.
D.    Purchases of Common Shares by the General Partner. In the event that the General Partner (or the General Partner Entity, and references in this provision to the General Partner shall be deemed to include the General Partner Entity, if different, as applicable) shall elect to purchase from its shareholders Common Shares for the purpose of enabling the General Partner to satisfy any obligation of the General Partner under Section 8.5 hereof or in connection with a share repurchase or similar program or for the purpose of delivering such Common Shares to satisfy an obligation under any distribution reinvestment or share purchase program adopted by the General Partner, any employee share purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such Common Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered REIT Expenses and shall be reimbursed to the General Partner, subject to the conditions that: (i) if such Common Shares subsequently are to be sold by the General Partner, the General Partner pays to the Partnership any proceeds received by the General Partner for such Common Shares (which sales proceeds shall include the amount of distributions reinvested under any distribution reinvestment or similar program; provided that a transfer of Common Shares for Partnership Units pursuant to Section 8.5 hereof would not be considered a sale for such purposes) and (ii) if such Common Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units of the appropriate class (rounded to the nearest whole Partnership Unit) held by the General

Partner equal to the product attained by multiplying the number of such Common Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor in effect on the date of such cancellation (in which case such reimbursement shall be treated as a distribution in redemption of Partnership Units held by the General Partner).
Section 7.5    Outside Activities of the General Partner.
A.    General. The General Partner shall not directly or indirectly enter into or conduct any material business other than in connection with the ownership, acquisition and disposition of Partnership Interests and the management of the business and affairs of the Partnership, and such activities as are incidental thereto (which, for avoidance of doubt, may include the temporary transfer of interests or other assets to or from the General Partner as determined by the General Partner to be necessary or desireable to further transactions involving, or other interests of, the Partnership or the General Partner and the Partnership taken a whole). The General Partner and any Affiliate thereof may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.
B.    Forfeiture of Shares. In the event the Partnership or the General Partner (or the General Partner Entity) acquires Common Shares (or other equity securities of the General Partner or General Partner Entity) as a result of the forfeiture of such Common Shares (or other equity securities of the General Partner Entity) under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units of the appropriate class or appropriate series of any class equal to the number of Common Shares (or other equity securities) so acquired, and, if the Partnership acquired such Common Shares (or other equity securities), it shall transfer such Common Shares (or other equity securities) to the General Partner for cancellation.
C.    Stock Option Plan of the General Partner. If, at any time or from time to time, the General Partner sells Common Shares pursuant to any Stock Option Plan, the General Partner shall transfer the net proceeds of the sale of such Common Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Common Shares so sold divided by the Conversion Factor.
D.    Funding Debt. The General Partner may from time to time incur Funding Debt, including, without limitation, Funding Debt that is convertible into Common Shares or otherwise constitutes a class or series of a class of New Securities (“Convertible Funding Debt”), subject to the condition that the net proceeds of such Funding Debt are loaned to the Partnership; provided, that Convertible Funding Debt shall be issued pursuant to Section 4.2.C hereof; provided, further, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner’s (or the General Partner Entity’s) ability to remain qualified as a REIT. If the General Partner enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.

Section 7.6    Transactions with Affiliates.
A.    Loans and Contributions. The Partnership may lend or contribute funds or other assets to Persons in which it or the General Partner has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
B.    Transfers of Assets. Except as provided in Section 7.5.A hereof, the Partnership may transfer assets to joint ventures, other partnerships, limited liability companies, real estate investment trusts, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.
C.    Employee Benefit and Stock Option Plans.
(i)    The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, Stock Option Plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner or any Subsidiaries of the Partnership.
(ii)    If at any time a stock option granted by the Partnership in connection with a Stock Option Plan is exercised in accordance with its terms, and the Partnership chooses not to acquire any or all of the stock required to satisfy such option through open market purchases, the General Partner shall, as soon as practicable after such exercise, sell to the Partnership for use in satisfying such stock option, at a purchase price equal to the Current Per Share Market Price on the date such stock option is exercised, the number of newly issued Common Shares for which such option is exercised (or, if such stock option is to be satisfied in part through open market purchases, the remaining number of newly issued Common Shares needed by the Partnership) and the General Partner shall contribute to the capital of the Partnership, in exchange for additional Partnership Units, an amount equal to the price paid to the General Partner by the Partnership in connection with the Partnership’s purchase of newly issued Common Shares upon exercise of such stock option. The number of Partnership Units to be so issued shall be determined by dividing the amount of such Capital Contribution by the Deemed Partnership Unit Value as of the date of such Capital Contribution. Promptly thereafter, the General Partner shall provide the Limited Partners with notice of the number of Partnership Units so issued. The Partnership shall retain the exercise or purchase price paid by the holder of such option for the Common Shares such holder is entitled to receive upon such exercise.
D.    Rights of First Opportunity and Conflict Avoidance Arrangements. The General Partner is authorized to enter into, in the name and on behalf of the Partnership, and without the approval of the Limited Partners, a right of first opportunity arrangement and other conflict avoidance agreement with any Affiliate of the Partnership or the General Partner or any

Limited Partner or any other Person, in each case on such terms as the General Partner determines in its sole and absolute discretion.
Section 7.7    Indemnification.
A.    General. To the fullest extent permitted by the law of the State of Delaware, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such Indemnitee acted in bad faith, or with gross negligence or willful misconduct. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.
B.    Advancement of Expenses. Reasonable expenses (including reasonable attorney’s fees) incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding, upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A hereof has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C.    No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity with respect to claims arising from or related to matters occurring, in whole or in part, prior to the time the Indemnitee ceased to serve in such capacity, unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.
D.    Insurance. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General

Partner shall determine in its sole and absolute discretion, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
E.    Benefit Plan Fiduciary. For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7, and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
F.    No Personal Liability for Limited Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
G.    Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
H.    Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.7, as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
I.    Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
Section 7.8    Liability of the Covered Persons.
A.    General. Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner, any Affiliate of the General Partner, or any of their respective officers, trustees, directors, shareholders, partners, members, employees, representatives or agents or any officer, employee, representative or agent of the Partnership and any Affiliate of the Partnership (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable, responsible for, or accountable in damages or otherwise to the Partnership, any Partner(s) or any Assignee(s) for losses sustained or liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Covered Person’s conduct did not constitute bad faith, gross negligence or willful misconduct.
B.    No Obligation to Consider Separate Interests of Limited Partners or Shareholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the Limited Partners and the shareholders of the General Partner collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees or to such shareholders) in deciding whether to cause the Partnership to do (or not do) any act or thing. In the event of a conflict between the interests of the shareholders of the General Partner on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the General Partner or the Limited Partners; provided, however, that any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the shareholders of the General Partner or the Limited Partners shall be resolved in favor of the shareholders of the General Partner. The General Partner shall not be liable, responsible for, or accountable in damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions taken as permitted above.
C.    Actions of Agents. The General Partner may exercise any of the rights or powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees and agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed by the General Partner in good faith.
D.    Effect of Amendment. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Covered Person’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
E.    Good Faith Reliance on Agreement. To the extent that, at law or in equity, a Covered Person has duties and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise reduce the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person to the maximum extent permitted by law.
F.    General Partner’s Discretion. Whenever in this Agreement the General Partner is permitted or required to decide whether or not to take any act or do any other thing (i) in its “sole and absolute discretion” or “discretion,” or under a similar grant of authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires and may consider its own interests and those of its security holders, and shall have no duty or obligation to consider any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed elsewhere by this Agreement or by law or any other agreement contemplated herein.
G.    Limitation of Liability of Directors, Shareholders and Officers of the General Partner. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, shareholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
Section 7.9    Other Matters Concerning the General Partner.
A.    Reliance on Documents. The General Partner may rely and shall be protected in acting or not acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
B.    Reliance on Advisers. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it (although it shall not, by virtue of this provision, be considered to be under any obligation to do so), and any act taken or not taken in reliance upon the opinion of any such Person as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
C.    Action Through Officers. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D.    Actions to Maintain REIT Status or Avoid Taxation of the General Partner Entity or the General Partner (if different). Notwithstanding any other provisions of this Agreement (other than the limitations on the General Partner’s authority set forth in Section 7.3, Section 7.5 and Section 7.6.A hereof) or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner or the General Partner Entity (if different) to continue to satisfy the REIT Requirements or (ii) to avoid the General Partner or the General Partner Entity (if different) incurring any taxes under Section 337(d), Section 857, Section 1374 or Section 4981 of the Code, is authorized under this Agreement and is deemed consented to by all of the Limited Partners.
Section 7.10    Title to Partnership Assets.
Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine in its sole and absolute discretion, including any Affiliate of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which title to such Partnership assets is held.
Section 7.11    Reliance by Third Parties.
Notwithstanding anything to the contrary in this Agreement (other than the limitations on the General Partner’s authority set forth in Section 7.3, Section 7.5 and Section 7.6.A hereof), any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner expressly waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or thing done or not done by the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
Section 7.12    Loans by Third Parties.
The Partnership may incur Debt, or enter into similar credit, guaranty, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property) with any Person in such amount and upon such terms, provisions and conditions as the General Partner determines in its sole and absolute discretion; provided, that the Partnership shall not incur any Debt that is recourse to the General Partner or any shareholder, officer or director of the General Partner unless, and then only to the extent that, the General Partner has expressly agreed in a separate writing. Any Debt incurred, or similar credit, guaranty, financing or refinancing arrangement(s) entered into, by the Partnership, may be convertible in whole or in part into Partnership Units (to be issued in accordance with Section 4.2 hereof), may be unsecured, may be secured by mortgage(s) or deed(s) of trust and/or assignments on or in respect of all or any portion of the assets of the Partnership or any other security made available by the Partnership, may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, may include provision for the option to acquire Partnership Units (to be issued in accordance with Section 4.2), and may include the acquisition of or provision for interest rate swaps, credit enhancers and/or other transactions or items in respect of such Debt incurred, or similar credit, guaranty, financing or refinancing arrangement(s) entered into.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 8.1    Limitation of Liability.
The Limited Partners shall have no liability under this Agreement except as expressly provided herein, including Section 10.5 hereof, or under the Act.
Section 8.2    Management of Business.
No Limited Partner or Assignee (other than the General Partner, any Affiliate of the General Partner designated by the General Partner for such purpose, or any officer, trustee, director, member, employee, partner or agent of the General Partner, the Partnership or any Affiliate thereof, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership or the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any Affiliate of the General Partner, or any officer, trustee, director, member, employee, partner or agent of the General Partner, the Partnership or any Affiliate thereof, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
Section 8.3    Return of Capital.
Except as provided by law or pursuant to the right of redemption set forth in Section 8.5 hereof, no Limited Partner shall be entitled to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as otherwise expressly provided herein, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.
Section 8.4    Rights of Limited Partners Relating to the Partnership.
A.    General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.4.D hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand in form and substance satisfactory to the General Partner (which, for avoidance of doubt, may be delivered by the General Partner in electronic form or by posting at a designated location in an electronic forum accessible by the requesting Limited Partner) and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(1)
to obtain a copy of the most recent annual and quarterly reports prepared by the General Partner Entity and distributed to its shareholders, including annual and quarterly reports filed with the SEC by the General Partner Entity pursuant to the Exchange Act;

(2)	to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3)	to obtain a current list of the name and last known business, residence or mailing address of each Partner as reflected in the Partnership’s records; and

(4)
to obtain a copy of this Agreement and the Certificate and all amendments thereto and restatements thereof, together with copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto and restatements thereof have been executed.

B.    Notice of Conversion Factor. The Partnership shall notify each Limited Partner, upon request by such Partner, of the then current Conversion Factor.

C.    Notice of Extraordinary Transaction of the General Partner Entity. The General Partner Entity shall not make any extraordinary distribution of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar extraordinary transaction that requires public disclosure to its shareholders without notifying the Limited Partners of its intention to make such distribution or effect such merger, sale or other extraordinary transaction not later than the time, if any, at which the General Partner is required to provide notice of such transaction to its shareholders. This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Limited Partners or (ii) to require a Consent of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner Entity has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise the Redemption Right; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial adviser for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial adviser agrees to receive and hold such information subject to this confidentiality requirement.
D.    Confidentiality. Notwithstanding any other provision of this Section 8.4, the General Partner and the General Partner Entity (if different) may keep confidential from the Limited Partners, for such period of time as the General Partner or the General Partner Entity (if different and as applicable) determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner or the General Partner Entity (if different and as applicable) reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner or the General Partner Entity (if different and as applicable) in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.
Section 8.5    Redemption Right.
A.    General.  Subject to Section 8.5.B and Section 8.5.C hereof, on or after the date one (1) year after the date of the issuance of Common Partnership Units to a Limited Partner pursuant to Article IV hereof, which one-year period shall commence upon the issuance of such Common Partnership Unit (or, if earlier, on the date upon which any Partnership Unit that has been converted into or otherwise exchanged for such Common Partnership Unit was first issued), or on or after such date prior to the expiration of such one-year period as the General Partner, in its sole and absolute discretion, designates with respect to any such Common Partnership Unit, the holder of such Common Partnership Units (if other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of such Common Partnership Units held by such Limited Partner at a redemption price per Common Partnership Unit equal to, and in the form of, the Cash Amount, to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption, which shall specify the number of Common Partnership Units delivered for redemption and which shall be delivered to the Partnership (with a copy to the General Partner) by the Limited Partner or Assignee who is exercising the Redemption Right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.5.B hereof. Once delivered, the Notice of Redemption shall be irrevocable, subject to the redemption of the Common Partnership Units delivered for redemption by the Partnership or the purchase of such Common Partnership Units by the General Partner in accordance with Section 8.5.C hereof. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Common Partnership Units at any one time or, if such Limited Partner holds less than one thousand (1,000) Common Partnership Units, all of the Common Partnership Units held by such Partner. Neither the Redeeming Partner nor the Redeeming Partner’s Assignee shall have any right, with respect to any Common Partnership Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date unless the record date for such distribution was a date prior to the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.5 in respect of any Common Partnership Units assigned to that Assignee, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner. Any Common Partnership Units redeemed by the Partnership pursuant to this Section 8.5.A shall be cancelled upon such redemption.
(i)    Notwithstanding the terms of this clause (i) of Section 8.5.A or anything else in this Agreement to the contrary, if there shall have been a merger or consolidation of the General Partner Entity, or a sale or all or substantially all of the assets of the General Partner Entity as an entirety, and in either case, in connection therewith, the shareholders of the General Partner Entity are obligated to accept cash and/or debt obligations in full or partial consideration for their Common Shares, then the portion of the Redemption Amount per Common Partnership Unit that corresponds to the portion of Value of the total consideration receivable for one Common Share multiplied by the Conversion Factor (a “Unit Equivalent”) that is required to be accepted in cash and/or debt obligations shall thereafter be an amount of cash equal to the sum of (a) the cash payable for a Unit Equivalent on the date of the closing of such merger, consolidation or sale and (b) the Value on the date of the closing of such merger, consolidation, or sale of the debt obligations to be received with respect to a Unit Equivalent, adjusted as set forth below (this amount of cash is referred to as the “Required Cash Payment”) (the percentage that the Required Cash Payment represents of the total Redemption Amount with respect to a Partnership Unit, determined as of such closing date, is referred to as the “Pro Rata Portion”). The balance of the Redemption Amount per Common Partnership Unit shall be determined as provided for in the definitions of Conversion Factor, Redemption Amount, Shares Amount, Cash Amount and Value.
(ii)    Notwithstanding anything to the contrary in this Section 8.5.A, in the event that the General Partner Entity provides notice to the Limited Partners pursuant to

Section 8.4.C hereof, the Redemption Right shall be exercisable pursuant to a Notice of Redemption, without regard to whether the Common Partnership Units have been outstanding for any specified period, during the period commencing on the date on which the General Partner Entity provides such notice and ending on the record date to determine shareholders eligible to receive such extraordinary distribution of cash or property or to vote upon the approval of such merger (including, without limitation, a triangular merger), sale of all or substantially all assets of the General Partner Entity or other similar extraordinary transaction that requires public disclosure to shareholders of the General Partner Entity (or, if no such record date is applicable, at least twenty (20) Business Days before the consummation of any of the foregoing), and, for purposes of any Redemption Right exercised pursuant to a Notice of Redemption under such circumstance, the Specified Redemption Date and the Valuation Date will be the date on which the Limited Partner delivered the Notice of Redemption to the Partnership (with a copy to the General Partner) or, if such date is not a Business Day, the first Business Day thereafter.
B.    General Partner Assumption of Right. (i) Notwithstanding the provisions of Section 8.5.A hereof, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Common Partnership Units identified in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Common Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Partnership Units. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Partnership Units from the Redeeming Partner pursuant to this Section 8.5.B, the General Partner shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. If the General Partner shall exercise its right to purchase Common Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.5.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner’s Common Partnership Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Shares upon exercise of the Redemption Right. In case of any reclassification of the Common Shares (including, but not limited to, any reclassification upon a consolidation or merger in which the General Partner is the continuing entity) into securities other than Common Shares, for purposes of this Section 8.5.B, the General Partner (or its successor) may thereafter exercise its right to purchase Common Partnership Units for the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of Common Shares for which such Partnership Units could be purchased pursuant to this Section 8.5.B immediately prior to such reclassification.

(ii)    If the General Partner elects to pay the Redeeming Partner the Redemption Amount in the form of Common Shares, the total number of Common Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner’s Common Partnership Units shall be the applicable Shares Amount. If this amount is not a whole number of Common Shares, the Redeeming Partner shall be paid (a) that number of Common Shares which equals the nearest whole number less than such amount plus (b) an amount of cash that the General Partner in its discretion determines, which determination shall be conclusive absent manifest error, to represent the fair value of the remaining fractional Common Share which would otherwise be payable to the Redeeming Partner.
C.    Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Section 8.5.A and Section 8.5.B hereof, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.5.A to the extent that the delivery of Common Shares to such Partner by the General Partner on the Specified Redemption Date pursuant to Section 8.5.B (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.5.B) would (i) be prohibited, as determined in the sole and absolute discretion of the General Partner, under the Ownership Limit, as a result of other restrictions contained in the Articles of Incorporation or any federal or state securities laws or regulations, (ii) cause the acquisition of Common Shares by such Partner to be “integrated” with any other distribution of Common Shares for purposes of complying with the Securities Act, (iii) otherwise be prohibited under applicable federal or state securities laws or regulations, or (iv) cause the Partnership to cease to be classified as a partnership for federal income tax purposes.
D.    No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.
E.    Additional Partnership Interests. In the event that the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV hereof and such additional Partnership Interests are, by their terms, to be entitled to the Redemption Right described in this Section 8.5, the General Partner shall make such amendments to this Section 8.5 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).
F.    Closing. The closing of the acquisition or redemption of Partnership Units pursuant to a Redemption Right shall be subject to the conditions set forth in Sections 11.3 and 11.6.E and 11.6.F. The closing of the acquisition or redemption of Partnership Units for which a Redemption Right has been exercised shall, unless otherwise mutually agreed, be held at the

General Partner’s principal office, on the date agreed to by the General Partner and the relevant Limited Partner, which date (the “Settlement Date”) shall in no event be on a date which is later than the later of (i) sixty –one (61) days after the date of receipt by the General Partner the Notice of Redemption or, if not a Business Day, the first Business Day thereafter, (ii) five (5) days after the expiration or termination of the waiting period applicable to the Limited Partner, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) until such time as the General Partner has become eligible to file a registration statement on Form S-3, ten (10) days after the date of effectiveness of any registration statement required pursuant to the Securities Act to register the Common Shares to be issued upon redemption of the Partnership Units for which a Redemption Right has been exercised. Until the Settlement Date, each relevant Limited Partner shall continue to own his, her or its Partnership Units for which a Redemption Right has been exercised, and will continue to be treated as the holder of such Partnership Units for all purposes of this Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions. Such Partnership Units will be transferred to the General Partner only upon receipt by the relevant redeeming Partner (or Assignee) of the Shares Amount or the Cash Amount.
G.    Closing Deliveries. At the closing of the purchase and sale or redemption of Partnership Units for which a Redemption Right has been exercised, payment shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of the relevant Redeeming Partner with respect to its due authority to sell all of the right, title and interest in and to such Common Partnership Units to the General Partner or the Partnership, as applicable, and with respect to the ownership by the Limited Partner of such Common Partnership Units, free and clear of all liens, and (ii) a stock certificate or certificates evidencing the Common Shares to be issued and registered in the name of the Redeeming Partner or its designee.
Section 8.6    Shelf Registration Rights.
A.    General. The General Partner agrees that, upon the request of any Redeeming Partner that has not entered into (or otherwise become the beneficiary of) a registration rights agreement with the General Partner relating to Registrable Securities (as defined below) (each such Redeeming Partner, a “Shelf Rights Holder”), made at any time following delivery of a Notice of Redemption, the General Partner (or, if applicable and different, the General Partner Entity; in such a circumstance, all references in this Section 8.6 to General Partner shall be deemed to refer to the General Partner Entity if and to the extent the action described is one that should or must be taken by the General Partner Entity) will, if it has not already done so and provided that the General Partner is eligible to file a registration statement on Form S-3, within sixty (60) days thereafter file a “shelf” registration statement (the “Shelf Registration”), on an appropriate form pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC, with respect to the sale of Registrable Securities by the Shelf Rights Holder in ordinary course brokerage or dealer transactions not involving an underwritten public offering. The General Partner shall use commercially reasonable efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing and to keep such Shelf Registration continuously effective following the date on which such Shelf Registration is declared effective for so long as any Registrable Securities are outstanding and continue to be held by the Shelf Rights Holder for whom the Shelf Registration was filed. The General Partner further agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the General Partner for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder, and the General Partner agrees to furnish to each Shelf Rights Holder copies of any such supplement or amendment prior to or promptly following its being used and/or filed with the SEC. Notwithstanding the foregoing, if the General Partner shall furnish to the Shelf Rights Holder a certificate signed by the Chief Executive Officer of the General Partner stating that in the good faith judgment of the board of directors of the General Partner it would be disadvantageous to the General Partner and its shareholders for any such Shelf Registration to be amended or supplemented, the General Partner may defer such amending or supplementing of such Shelf Registration for not more than forty-five (45) days and in such event the Shelf Rights Holder shall be required to discontinue disposition of any Registrable Securities covered by the affected Shelf Registration during such period. Notwithstanding the foregoing, if the Partnership or the General Partner irrevocably elects, prior to the filing of any Shelf Registration, to issue all cash in lieu of Common Shares upon the redemption of Partnership Units by the holder requesting the filing of such Shelf Registration, the General Partner Entity shall not be obligated to file such Shelf Registration statement.
B.    Securities Subject to this Section 8.6. The securities entitled to the benefits of this Section 8.6 are the Common Shares that have been or may be issued from time to time upon the redemption of Common Partnership Units pursuant to Article VIII hereof and any other securities issued by the General Partner in accordance with the terms of this Agreement in exchange for any such Common Shares (collectively, the “Registrable Securities”) but, with respect to any particular Registrable Security, such entitlement shall continue only until the securities covered thereby cease to be Registrable Securities as provided below. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding Registrable Securities into a greater number of Common Shares (by reclassification, stock split or otherwise). For purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security at the first time when (i) such security has been effectively registered under the Securities Act, and either (a) the registration statement with respect thereto has remained continuously effective for one hundred fifty (150) days or (b) such security has been disposed of pursuant to such registration statement, (ii) such security is or can be immediately sold to the public in reliance on Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such security has been otherwise transferred and (a) the General Partner has delivered a new certificate or other evidence of ownership not bearing the legend restricting resale set forth on the Common Shares upon the initial issuance thereof (or other legend of similar import) and (b) in the opinion of counsel to the General Partner, the subsequent disposition of such security would not require the registration or qualification under the Securities Act or any similar state law then in force or (iv) such security has ceased to be outstanding.

C.    Registration Expenses.
The General Partner shall pay, as REIT Expenses, all expenses of the General Partner incident to the Shelf Registration, including, without limitation, (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration, filing and listing fees, (ii) all fees and expenses incurred by the General Partner in complying with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and disbursements of the General Partner’s independent public accountants and counsel, and (v) all fees and expenses of any special experts retained by the General Partner in connection with the Shelf Registration pursuant to the terms of this Section 8.6, in each case regardless of whether such Shelf Registration becomes effective, provided that, if such Shelf Registration fails to become effective as a result of the fault of any of the Shelf Rights Holders requesting the registration, the General Partner will have the right to require that the Shelf Rights Holders who were at fault pay or reimburse the General Partner for all such costs; provided, however, that the General Partner shall not pay the costs and expenses of any Shelf Rights Holder relating to brokerage or dealer fees, transfer taxes or the fees or expenses of any counsels, accountants or other representatives retained by Shelf Rights Holders, individually or in the aggregate.

Section 8.7    Duties and Conflicts.
The Partners recognize that each of the other Partners, any Affiliate of any Partner and any officer, trustee, director, member, employee, agent, or shareholder of any Limited Partner has or may engage in or possess an interest in any other business or venture of any kind, independently or with others, on such Limited Partner’s own behalf or on behalf of other entities with which the Limited Partner is affiliated or associated, which may be in conflict or competition with the business of the Partnership, or that are enhanced by the activities of the Partnership, and that it is not wrongful or improper for such Persons to pursue and carry on such other business interests, activities and investments in addition to those relating to the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee or any Affiliate thereof. None of the Limited Partners (other than the General Partner, in its capacity as such) nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and no such Person shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

In addition, the Partners recognize that certain of the Limited Partners and any Affiliate of a Limited Partner are and may in the future be tenants of the Partnership, Subsidiaries or other Persons or own anchor or other stores or land or other improvements at the properties of the Partnership, or Subsidiaries or other properties and in connection therewith may have interests that conflict with those of the Partnership or Subsidiaries. In deciding whether to take any actions in such capacity, such Limited Partners and the Affiliates of such Limited Partners shall be under no obligation to consider the separate interests of the Partnership or any Subsidiary and shall have no fiduciary obligations to the Partnership or any Subsidiary and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by any other Partners in connection with such acts; nor shall the Partnership, the General Partner or any Subsidiary be under any obligation to consider the separate interests of any Limited Partner and/or any Affiliate of any Limited Partner in such Limited Partners’ independent capacities or have any fiduciary obligations to the Limited Partners or any Affiliate of any Limited Partner in such capacity or be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by any of the Limited Partners and any Affiliates thereof in such independent capacities arising from actions or omissions taken by the Partnership or its Subsidiaries.

Section 8.8    Bankruptcy of a Limited Partner.

The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Income or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve to such Limited Partner’s successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such successor or assign become a Limited Partner except in accordance with the terms of this Agreement.

Section 8.9    Right of Offset.
The General Partner shall have the right to offset any amounts owed to the Partnership or the General Partner by any Limited Partner pursuant to (i) any written agreement between such Limited Partner and the Partnership, the General Partner or an Affiliate of either of them pursuant to which, or entered into concurrently with the transaction in which, such Limited Partner acquired Partnership Units or (ii) the provisions of Section 5.2 of this Agreement, against any amounts owed to such Limited Partner by the Partnership or the General Partner hereunder, including the right to cancel or acquire, as applicable, the Partnership Units held by such Limited Partner, based on the Cash Amount that would be payable therefor, assuming a redemption as of the date of cancellation or acquisition, as applicable. In exercising the foregoing offset rights, the General Partner shall be required to give a Limited Partner, in the case of an offset against a distribution, five (5) days prior written notice (provided, however, that if a distribution is to be made at any time during such five day period the General Partner may retain the distribution payable to any Limited Partner to whom such a written notice has been given to the extent of the amount owed by such Limited Partner pending the passage of such period and upon the passage of such period without payment of all amounts owed by the applicable Limited Partner, the General Partner shall be entitled to the right of offset described above, it being understood that if the Limited Partner pays in full the amount owed the General Partner shall promptly release the retained distribution to such Limited Partner) and, in the case of an offset against Partnership

Units (through cancellation or acquisition), ten (10) days’ prior written notice, in each case of the amount owed (determined as of a date reasonably close to the date of such notice) and the proposed offset and the Limited Partner has not paid the amount owed within such period.
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1    Records and Accounting.
The General Partner shall, at the cost and expense of the Partnership, keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP, or such other basis as the General Partner determines to be necessary or appropriate. Such books and records shall be kept on the basis of the Partnership Year. Each Partner, at such Partner’s own expense upon not less than twenty (20) days’ prior written notice, shall have the right to inspect the books and records of the Partnership during normal business hours at the Partnership’s principal place of business. The written notice given by any Partner of such Partner’s desire to inspect the books and records of the Partnership shall specify the purpose of such inspection and how such purpose is reasonably related to such Partner’s interest in the Partnership. The General Partner shall have the right to keep confidential from such Partner for such period of time as the General Partner deems reasonable, any information the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which would not be in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential.
Section 9.2    Fiscal Year.
The fiscal year of the Partnership shall be the calendar year.
Section 9.3    Reports.
A.    Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner Entity mails its annual report to its shareholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner. Notwithstanding the foregoing, the annual report of the General Partner Entity filed pursuant to the Exchange Act shall satisfy the foregoing obligation of the Partnership, and such report shall be deemed delivered to each Partner if it is filed with the SEC via EDGAR.
B.    Quarterly Reports. If and to the extent that the General Partner Entity mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate. Notwithstanding the foregoing, the quarterly reports of the General Partner Entity filed pursuant to the Exchange Act shall satisfy the foregoing obligation of the Partnership, and such reports shall be deemed delivered to each Partner if they are filed with the SEC via EDGAR.
C.    Other Reports. The Partnership shall also cause to be prepared and transmitted to the General Partner (i) such reports and/or information as are necessary for it to fulfill its obligations under the Securities Act, the Exchange Act and the applicable stock exchange rules, and under any other regulations to which such Partner or the Partnership may be subject, and (ii) such other reports and/or information as are necessary for the General Partner (or General Partner Entity, if different) to determine and maintain its qualification as a REIT and its compliance with the REIT Requirements, but only for so long as the General Partner and/or the General Partner Entity, if different, elects to remain qualified as a REIT, its earnings and profits derived from the Partnership, its liability for a tax as a consequence of its Partnership Interest and distributive share of taxable income or loss and items thereof, in each case in a manner that will permit the General Partner and/or the General Partner Entity, if different, to comply with its respective obligations to file federal, state and local tax returns and information returns and to provide its shareholders with tax information.
D.    Delivery Method. Notwithstanding the foregoing, the General Partner may deliver to the Limited Partners each of the reports described above, as well as any other communications that it may provide hereunder, by e-mail or by any other electronic means, including by posting the same on a website or other electronic forum access to which is made available to Limited Partners.
ARTICLE X
TAX MATTERS
Section 10.1    Preparation of Tax Returns.
Consistent with all other provisions of this Agreement, the General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of Partnership income, gains, deductions, losses and other items, including, but not limited to, valuation of assets, the methods of Depreciation and cost recovery, credits and tax accounting methods and procedures, and all tax elections. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall furnish by July 31 of the year immediately following each taxable year, or as soon as reasonably practicable thereafter, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. If required under the Code or applicable state or local income tax law, the General Partner shall also arrange for the preparation and timely filing of all returns of income, gains, deductions, losses and other items required of the Subsidiaries of the Partnership for federal income tax purposes and shall use all reasonable efforts to furnish, as soon as reasonably practicable, the tax information required by the Limited Partners for federal and state income tax reporting purposes.
Section 10.2    Tax Elections.
A.    Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.
B.    To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests intended to qualify as a “profits interest” and issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.
Section 10.3    Tax Matters Partner.
A.    General. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

B.    Powers. The tax matters partner is authorized, but not required:

(1)
to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2)
in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)
to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)
to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

C.    Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.
Section 10.4    Organizational Expenses.
The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a one hundred eighty (180) month period as provided in Section 709 of the Code.
Section 10.5    Withholding.
Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to clauses (i) or (ii) of this Section 10.5 shall be treated as having been distributed to such Limited Partner. Nothing in this Section 10.5 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make payments on account of any liability of the Partnership under a withholding tax act. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large U.S. money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder. Upon a Limited Partner’s complete withdrawal from the Partnership, such Limited Partner shall be required to restore funds to the Partnership to the extent that the cumulative amount of taxes withheld from or paid on behalf of, or with respect to, such Limited Partner exceeds the sum of such amounts (a) repaid to the Partnership by such Limited Partner, (b) withheld from distributions to such Limited Partner and (c) paid by the General Partner on behalf of such Limited Partner.
ARTICLE XI
TRANSFERS AND WITHDRAWALS
Section 11.1    Transfer.
A.    Definition. The term “transfer,” when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article XI does not include (a) any redemption or repurchase of Partnership Units by the Partnership from a Partner (including the General Partner) or (b) any acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.5 hereof or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and no part of the interest of a Limited Partner may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
B.    General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio.
Section 11.2    Transfers of Partnership Interests of General Partner.
A.    Except for transfers of Partnership Units to the Partnership as provided in Section 7.5 or Section 8.5 hereof, the General Partner may not transfer any of its Partnership Interest (including both its General Partnership Interest and its Limited Partnership Interest) except in connection with a transaction described in Section 11.2.B or Section 11.2.C hereof or as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction described in Section 11.2.B or Section 11.2.C hereof.

B.    Except as set forth in Section 11.2.C hereof, the General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its Limited Partnership Interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) unless a Majority in Interest Consents to such transfer or withdrawal. Upon any transfer of the General Partner’s Partnership Interest pursuant to the Consent of a Majority in Interest and otherwise in accordance with the provisions of this Section 11.2.B, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner with respect to the Partnership Interest transferred, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and conditions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer by the General Partner otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners accruing prior to the date of such transfer. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon an event of Bankruptcy of the General Partner, the remaining Partners may agree in writing to continue the business and affairs of the Partnership by selecting a successor General Partner in accordance with the Act.
C.    The General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the General Partnership Interest held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units.
Section 11.3    Limited Partners’ Rights to Transfer.
A.    General. No Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be granted or withheld by the General Partner in its sole and absolute discretion; provided, however, that if a Limited Partner is subject to Incapacity, such Incapacitated Limited Partner may transfer all or any portion of its Partnership Interest without the prior consent of the General Partner so long as the transfer satisfies the other applicable requirements of this Article. It is a condition to any transfer otherwise permitted under any provision of this Section 11.3 that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Units arising after the effective date of the transfer and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by the successor entity by operation of law, and other than pursuant to an exercise of Redemption Rights pursuant to this Agreement wherein all obligations and liabilities of the transferor Partner arising from and after the date of such transfer shall be assumed by the General Partner) shall relieve the transferor Limited Partner of its obligations under this Agreement prior to the effective date of such transfer.

B.    Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
C.    No Transfers Violating Securities Laws. Without limiting the generality of Section 11.3.A hereof (and in addition to the requirements set forth in that section), the General Partner may prohibit any transfer by a Limited Partner of such Limited Partner’s Partnership Interest if, in the determination of the General Partner, after consulting with legal counsel, the proposed transfer would require filing of a registration statement under the Securities Act (and the filing has not been made or is not effective) or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.
D.    No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including in connection with a proposed redemption pursuant to Section 8.5 hereof) may be made to any Person if (i) in the determination of the General Partner, the transfer could result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the redemption for Common Shares of all Common Partnership Units held by all Limited Partners other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity or pursuant to a transaction not prohibited under Section 11.2 hereof), (ii) the General Partner determines that it would adversely affect the ability of the General Partner Entity or the General Partner (as applicable) to continue to qualify as a REIT or would subject the General Partner Entity or the General Partner (as applicable) to any additional taxes under Section 857 or Section 4981 of the Code, (iii) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code), (iv) such transfer could, in the judgment of the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, (v) such transfer would subject the Partnership to regulation under the Investment Company Act of 1940, as amended, the Investment Adviser’s Act of 1940, as amended, or the fiduciary responsibility provisions of ERISA, or (vi) such transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise would cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code and the regulations promulgated thereunder.
E.    No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the

Partnership whose loan constitutes a Nonrecourse Liability without the General Partner’s prior consent, which may be given or withheld in the General Partner’s sole and absolute discretion; provided, that if the General Partner determines to grant its consent, as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
F.    Register. The General Partner shall keep in the principal business office of the Partnership, or such other place as may be determined by the General Partner, a register for the Partnership on which the transfer of Partnership Units shall be shown. The Register shall not be deemed part of this Agreement. Nothing herein shall be deemed a consent to any transfer otherwise prohibited under this Agreement. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the register without any need to obtain the consent of any other Partner. No action of any Limited Partner shall be required to amend or update the register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the register relating to any Partner other than itself.
Section 11.4    Substituted Limited Partners.
A.    Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his, her or its place. The General Partner shall have the sole and exclusive right to grant or withhold consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. A Person shall be admitted to the Partnership as a Substituted Limited Partner only upon the aforementioned consent of the General Partner and the furnishing to the General Partner of (i) evidence of acceptance in form and substance satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as a Substituted Limited Partner. The admission of any Person as a Substituted Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission, and subject to Section 11.6.C below.
B.    Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
C.    Amendment and Restatement of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereof to reflect the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account, number of Partnership Units, and Percentage Interest of the predecessor of such Substituted Limited Partner.
Section 11.5    Assignees.
If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interest in any matter presented to the Limited Partners for a vote (such Partnership Interest being deemed to have been voted on such matter in the same proportion as all other Partnership Interests held by Limited Partners are voted). If any Assignee desires to make a further assignment of any such Partnership Interest, such Assignee and such transfer shall be subject to all of the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to assign his, her or its Partnership Interest.
Section 11.6    General Provisions.
A.    Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article XI or pursuant to redemption of all of its Partnership Units, or the acquisition thereof by the General Partner, under Section 8.5 hereof.
B.    Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Interest in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of his, her or its Partnership Units under Section 8.5 hereof shall cease to be a Limited Partner upon the admission of all assignees of such Partnership Interest as Substituted Limited Partners. Similarly, any Limited Partner who shall transfer all of his, her or its Partnership Units pursuant to a redemption of all of his, her or its Partnership Units, or the acquisition thereof by the General Partner, under Section 8.5 hereof shall cease to be a Limited Partner.
C.    Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees (in its sole and absolute discretion).
D.    Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.5 hereof on any day other than the first day of a

Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of 11:59 p.m. New York City time on the last day of said month. All distributions attributable to such Partnership Interest with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to such Partnership Interest shall be made to the transferee Partner.
E.    Additional Restrictions. In addition to all other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner or Assignee (including pursuant to Section 8.5 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest, (ii) in violation of applicable law, (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest, (iv) if the General Partner determines such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption for Common Shares of all Common Partnership Units held by all Limited Partners (other than the General Partner or the General Partner Entity and Subsidiaries of either of them) or pursuant to a transaction not prohibited under Section 11.2 hereof), (v) if the General Partner determines such transfer could cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption for Common Shares of all Partnership Units held by all Limited Partners (other than the General Partner or the General Partner Entity and Subsidiaries of either of them) or pursuant to a transaction not prohibited under Section 11.2 hereof), (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code), (vii) if such transfer would cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.1-101, (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws, (ix) if such transfer would be effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer would cause the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code, (x) if such transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Adviser’s Act of 1940 or ERISA, each as amended, (xi) if such transfer could adversely affect the ability of the General Partner Entity or the General Partner (as applicable) to remain qualified as a REIT, or (xii) if the General Partner determines such transfer would adversely affect the ability of the General Partner Entity or the General Partner (as applicable) to continue to qualify as a REIT or subject the General Partner Entity or the General Partner (as applicable) to any additional taxes under Section 857 or Section 4981 of the Code.
F.    Avoidance of “Publicly Traded Partnership” Status. The General Partner shall (i) use commercially reasonable efforts (as determined by it in its sole and absolute discretion exercised in good faith) to monitor the transfers of interests in the Partnership to determine (a) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (b) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) and (ii) take such steps as it believes are commercially reasonable and appropriate (as determined by it in its sole and absolute discretion exercised in good faith) to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.
ARTICLE XII
ADMISSION OF PARTNERS
Section 12.1    Admission of Successor General Partner.
A successor to all of the General Partner’s General Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner’s executing and delivering to the Partnership a written acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partnership Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.
Section 12.2    Admission of Additional Limited Partners.
A.    General. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form and substance satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B.    General Partner’s Consent. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission. Regardless of the means by which any Additional Limited Partner is admitted to the Partnership, such Additional Limited Partner shall, automatically upon such admission, become subject to and bound by all of the terms and conditions of this Agreement, including, without limitation, Section 2.4 hereof.
C.    Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
ARTICLE XIII
DISSOLUTION AND LIQUIDATION
Section 13.1    Dissolution Events.
The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following events (each a “Liquidating Event”):
(i)    an event of withdrawal of the General Partner, as defined in the Act (other than an event of Bankruptcy), unless, (a) at the time of the occurrence of such event there is at least one (1) remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (b) within ninety (90) days after such event of withdrawal a Majority in Interest of the remaining Partners (or such greater Percentage Interest as may be required by the Act and determined in accordance with the Act) Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;
(ii)    an election to dissolve the Partnership made in writing by the General Partner, in its sole and absolute discretion;
(iii)    the entry of a decree of judicial dissolution of the Partnership by a court of competent jurisdiction pursuant to the provisions of the Act;
(iv)    the sale or other disposition of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities, if such sale or disposition results in the termination of the Partnership for federal income tax purposes; or
(v)    a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety (90) days after of the entry of such order or judgment a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.
Section 13.2    Winding Up.
A.    General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business. In the event of the winding up of the Partnership, a proper accounting (which shall be certified by independent public accountants) shall be made of the Capital Account of each Partner and of the Net Income and Net Losses of the Partnership from the date of the last previous accounting to the date of dissolution. The General Partner or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner in its sole and absolute discretion, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

(1)
First, in satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Partners in the order of priority as provided by law (whether by payment or the making of reasonable provision for payment thereof);

(2)	Second, the establishment of reserves as determined by the General Partner to provide for contingent liabilities, if any;

(3)	Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(4)	Fourth, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(5)
The balance, if any, to the General Partner and Limited Partners in accordance with their Percentage Interests, provided, however, that the General Partner shall be permitted to make appropriate adjustments to the amounts distributed to reflect the issuance of Preferred Partnership Interests after the date hereof.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.
B.    Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash or cash equivalents, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the Liquidator’s good faith judgment, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
C.    Deferred Liquidation. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be:

(1)
distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the

Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2)
withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

Section 13.3    Compliance with Timing Requirements of Regulations.
Subject to Section 13.4 hereof, in the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his, her or its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.
Section 13.4    Deemed Distribution and Recontribution.
Notwithstanding any other provision of this Article XIII, in the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereof, the Partnership shall be deemed to have contributed all Partnership property and liabilities to a new limited partnership in exchange for an interest in such new limited partnership and immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new limited partnership to the Partners.
Section 13.5    Rights of Limited Partners.
Except as otherwise provided in this Agreement (i) each Limited Partner shall look solely to the assets of the Partnership for the return of his, her or its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership and (ii) no Limited Partner shall have priority over any other Partner as to the return of his, her or its Capital Contributions, distributions, or allocations.
Section 13.6    Notice of Dissolution.
In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 hereof,

result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).
Section 13.7    Termination of Partnership and Cancellation of Certificate of Limited Partnership.
Upon the completion of the winding up of the Partnership and liquidation of its assets, as provided in Section 13.2 hereof, the Partnership shall be terminated by filing a certificate of cancellation with the Secretary of State of the State of Delaware, canceling all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and taking such other actions as may be necessary to terminate the Partnership.
Section 13.8    Reasonable Time for Winding Up.
A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.
Section 13.9    Waiver of Partition.
No Partner and no successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any Partnership property partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby irrevocably waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
Section 13.10    Liability of Liquidator.
The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7 hereof.
Section 13.11    Documentation of Liquidation.
Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidator shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

ARTICLE XIV
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS
Section 14.1    Amendments.
A.    General. The General Partner has the sole and exclusive right to propose amendments to this Agreement. Following any such proposal (except with respect to an amendment pursuant to Section 14.1.B hereof), the General Partner shall submit any proposed amendment to the Limited Partners and shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote of Partners (whether in respect of a proposed amendment, a proposed consent or otherwise), the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal. Except as otherwise provided in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of a Majority in Interest.
B.    Amendments Not Requiring Limited Partner Approval. Subject to Section 14.1.C and 14.1.D, the General Partner shall have the sole and exclusive power, without the Consent of the Limited Partners, to amend this Agreement as may be required to reflect any changes to this Agreement that the General Partner deems necessary or appropriate in its sole and absolute discretion. Without limitation, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(i)    to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(ii)    to reflect the issuance of additional Partnership Units or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;
(iii)    to set forth or amend the designations, rights (including Redemption Rights that differ from those specified in Section 8.5 hereof), powers, duties, and preferences of Partnership Units issued pursuant to Section 4.2.A hereof;
(iv)    to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
(v)    to reflect such changes as are reasonably necessary for the General Partner and/or the General Partner Entity, as applicable to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS;
(vi)    to modify how Capital Accounts are computed;
(vii)    to include provisions in this Agreement that may be referenced in any rulings, regulations, notices, announcements, or other guidance regarding the federal income tax treatment of compensatory partnership interests issued and made effective after the date hereof or in connection with any elections that the General Partner determines to be necessary or advisable in respect of any such guidance. Any such amendment may include, without limitation, (a) a provision authorizing or directing the General Partner to make any election under such guidance, (b) a covenant by the Partnership and all of the Partners to agree to comply with such guidance, (c) an amendment to the Capital Account maintenance provisions and the allocation provisions contained in this Agreement so that such provisions comply with (I) the provisions of the Code and the Regulations as they apply to the issuance of compensatory partnership interests and (II) the requirements of such guidance and any election made by the General Partner with respect thereto, including, a provision requiring “forfeiture allocations” as appropriate. Any such amendments to this Agreement shall be binding upon all Partners; and
(viii)    to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.
The General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken.

C.    Amendments Requiring Certain Limited Partner Approval. Notwithstanding Section 14.1.A and Section 14.1.B hereof, this Agreement shall not be amended with respect to any Partner materially adversely effected thereby without the Consent of such Partner if such amendment would (i) convert a Limited Partner’s Partnership Interest in the Partnership into a General Partnership Interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of such Partner to receive distributions pursuant to Article V or Article XIII, or the allocations specified in Article VI (except as permitted pursuant to Section 4.2, Section 5.5, Section 6.2 and Section 14.1.B(iii) hereof) in a manner adverse to such Partner, (iv) alter or modify the Redemption Right and Shares Amount as set forth in Section 8.5 hereof, and the related definitions, in a manner adverse to such Partner (except as permitted in Section 8.5.E hereof), (v) cause the termination of the Partnership prior to the time set forth in Section 2.5 or 13.1 hereof, or (vi) amend this Section 14.1.C; provided, however, that the Consent of each Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or the series of a class of Partnership Units on a uniform or pro rata basis. Any amendment consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such Consent by any other Partner. For the avoidance of doubt, any amendment that would require the Consent of Partners adversely affected pursuant to this Section 14.1.C shall be effective with respect to all Partners who are not adversely affected thereby without the Consent of such Partners.

D.    Other Amendments Requiring Limited Partner Approval. Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Section 4.2.A, Section 7.5, Section 7.6, Section 11.2 or Section 14.2 hereof without the Consent of a Majority in Interest.
E.    Amendment and Restatement of Exhibit A Not An Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereof by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(23) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary, by the General Partner without the Consent of the Limited Partners.
F.    Amendment by Merger. In the event that the Partnership participates in any merger (including a triangular merger), consolidation or combination with another entity in a transaction not otherwise prohibited by this Agreement and as a result of such merger, consolidation or combination this Agreement is to be amended (or a new agreement for a limited partnership or limited liability company, as applicable, is to be adopted for the surviving entity) and any of the Limited Partners will hold equity interests in the continuing or surviving entity, then any such amendments to this Agreement (or changes from this Agreement reflected in the new agreement for the surviving entity) that would have required the consents provided in Section 14.1.C and 14.1.D shall require such consents.
Section 14.2    Meetings of the Partners.
A.    General. Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted at the meeting. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the meeting date; provided that a Partner’s attendance at any meeting of Partners shall be deemed a waiver of the foregoing notice requirement with respect to such Partner. Partners may vote in person or by proxy at such meetings. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be obtained at a meeting of Partners or may be obtained by written consent of such number of Partners as is required for the vote or Consent in question, and such vote or Consent may be considered to have been obtained by deemed action if proposed in accordance with the procedure prescribed in the third sentence of Section 14.1.A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a Majority in Interest shall control.
B.    Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one (1) instrument or in several instruments, and shall have the same force and effect as a vote of a Majority in Interest (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C.    Proxy. Each Limited Partner may authorize any Person(s) to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his, her or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.
D.    Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in the sole and absolute discretion of the General Partner or such other Person, as the case may be. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s shareholders and may be held at the same time, and as part of, meetings of the General Partner’s shareholders.
ARTICLE XV
GENERAL PROVISIONS
Section 15.1    Addresses and Notice.
Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person, or by electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service), by press release, by posting on the internet site or other comparable forum of the Partnership or the General Partner, or when sent by first class U.S. mail or courier to such Partner or Assignee at the address set forth in Exhibit A hereof or such other address of which such Partner or Assignee shall notify the General Partner in writing.
Section 15.2    Titles and Captions.
All article or section titles or captions in this Agreement are for convenience only and are to be ignored in interpreting and construing the provisions hereof. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.
Section 15.3    Pronouns and Plurals.
Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 15.4    Further Action.

The parties shall hereafter execute and deliver all documents, provide all information and do or not do such acts or things as may be necessary or appropriate to achieve the purposes of this Agreement and as are not inconsistent with the terms hereof.
Section 15.5    Binding Effect.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, executors, administrators, legal representatives and permitted assigns, except as otherwise expressly provided herein.
Section 15.6    Creditors; Other Third Parties.
The provisions of this Agreement only define the interests of the parties between and among themselves; no other Person (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. Other than as expressly set forth herein with regard to any Indemnitee, no creditor of the Partnership or other third party having dealings with the Partnership shall have the right to enforce any of the provisions of this Agreement, or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective permitted successors and permitted assigns. None of the rights or obligations of the Partners set forth herein to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any Debt or other obligation of the Partnership or of any of the Partners.
Section 15.7    Waiver.
A.    No failure by any party to insist on the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
B.    The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner in its sole and absolute discretion (on behalf of the Partnership), in one or more instances, from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or the same series of a class of Partnership Units on a uniform or pro rata basis, if approved by a

Majority in Interest of the Limited Partners holding such class or such series of a class of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Articles of Incorporation shall be made and shall be effective only as provided in the Articles of Incorporation.
Section 15.8    Counterparts.
This Agreement may be executed in counterparts, all of which together shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing his, her or its signature hereto.
Section 15.9    Applicable law; Consent To Jurisdiction; Jury Trial.
A.    APPLICABLE LAW. THIS AGREEMENT (AND ANY DISPUTE, CONTROVERSY, PROCEEDINGS OR CLAIM OF WHATEVER NATURE ARISING OUT OF THIS AGREEMENT OR ITS FORMATION) SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. IN THE EVENT OF A CONFLICT BETWEEN ANY PROVISION OF THIS AGREEMENT AND ANY NON-MANDATORY PROVISION OF THE ACT, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL AND TAKE PRECEDENCE.
B.    Consent to jurisdiction; WAIVER OF JURY TRIAL. Each Partner hereby (i) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 15.10    Invalidity of Provisions.
If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, or the application of such provision to Persons or circumstances other than those to which such provision is held invalid, illegal or unenforceable in any respect, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
Section 15.11    Entire Agreement.
This Agreement and all Exhibits hereof (such Exhibits being incorporated herein by reference as if fully set forth herein) contains the entire understanding and agreement between and among the Partners with respect to the subject matter hereof and the rights, interests and obligations of the Partners with respect to the Partnership and supersedes any and all prior written or oral understandings or agreements among them with respect to the subject matter hereof. Notwithstanding any provision in this Agreement to the contrary, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not an Affiliate of the General Partner Entity or the General Partner (if different), executed contemporaneously with the admission of such Limited Partner to the Partnership, which may have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.
Section 15.12    No Rights as Shareholders.
Nothing contained in this Agreement shall be interpreted or construed as conferring upon the holders of Partnership Units any rights whatsoever as shareholders of the General Partner Entity or the General Partner (if different), including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner Entity or the General Partner (if different) or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of directors of the General Partner Entity or the General Partner (if different) or any other matter.
Section 15.13    Limitation to Preserve REIT Status.
Notwithstanding anything else in this Agreement, with respect to any period in which the General Partner Entity or the General Partner (as the case may be) has elected to be treated as a REIT for federal income tax purposes, to the extent that any amount paid, credited, distributed or reimbursed by the Partnership to the General Partner Entity or the General Partner (as the case may be) or its officers, directors, employees or agents pursuant to Section 7.4 or Section 7.7 hereof, would constitute gross income to the General Partner Entity or the General Partner (as the case may be) for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “General Partner Payment”) then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments, as selected by the General Partner in its sole and absolute discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the General Partner Payments, as so reduced, for or with respect to the General Partner Entity or the General Partner (as the case may be) shall not exceed the lesser of:
(i)    an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the General Partner Entity’s or the General Partner’s (as the case may be) total gross income (but not including the amount of any General Partner Payments) for the fiscal year over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner Entity or the General Partner (as the case may be) from sources other than those described in subsections (A) through (I) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or
(ii)    an amount equal to the excess, if any of (a) twenty-four and nine-tenths percent (24.9%) of the General Partner Entity’s or the General Partner’s (as the case may be) total gross income (but not including the amount of any General Partner Payments) for the fiscal year over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner Entity or the General Partner (if it is to be qualified as a REIT) from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);
provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) of this Section 15.13 may be made if the General Partner Entity or the General Partner (as the case may be), as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner Entity’s or the General Partner’s (as the case may be) ability to qualify as a REIT. To the extent General Partner Payments may not be made in a Partnership Year due to the limitations set forth in this Section 15.13, such General Partner Payments shall carry over and be treated as arising in the following Partnership Year, if such carry over does not adversely affect the General Partner Entity’s or the General Partner’s (if it is to be qualified as a REIT) ability to qualify as a REIT; provided, however, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one (1) Partnership Year, such payments shall be applied to the earliest Partnership Year first. The purpose of the limitations contained in this Section 15.13 is to prevent the General Partner Entity or the General Partner (as the case may be) from failing to qualify as a REIT by reason of the General Partner Entity’s or the General Partner’s (as the case may be) share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly, from the Partnership, and this Section 15.13 shall be interpreted and applied to effectuate such purpose.
Section 15.14    Investment Representations.
A.    Each Limited Partner acknowledges that it (i) has been given full and complete access to the Partnership and the Person(s) who will manage the Partnership in connection with this Agreement and the transactions contemplated hereby, (ii) has had the opportunity to review all documents relevant to its decision to enter into this Agreement, and (iii) has had the opportunity to ask questions of the Partnership and the Person(s) who will manage the Partnership concerning its investment in the Partnership and the transactions contemplated hereby.
B.    Each Limited Partner acknowledges that it understands that the Partnership Units to be purchased or otherwise acquired by it hereunder will not be registered under the Securities Act in reliance upon the exemption afforded by Section 4(a)(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any applicable state securities laws.
Section 15.15    Trust Provision.
This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything herein subject the individual property of any trustee to any liability.
Section 15.16    Partners Not Agents.
Nothing herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

IN WITNESS WHEREOF, the General Partner has executed this Agreement as of the date first written above.

FOREST CITY REALTY TRUST, INC.

By:	/s/ David J. LaRue
	Name:	David J. LaRue
	Title:	President and Chief Executive Officer

FCILP, LLC

By:	/s/ David J. LaRue
	Name:	David J. LaRue
	Title:	President and Chief Executive Officer

[Signature Page to Forest City Enterprises, L.P. Partnership Agreement]

EXHIBIT A
FOREST CITY ENTERPRISES, L.P.
PARTNERS AND PARTNERSHIP INTERESTS
(as of December 31, 2015)

Partner	Common Partnership Units	Agreed Initial Capital Account	Percentage Interest
Forest City Realty Trust, Inc.	259,687,683.24	$5,694,950,894	99.9956%
FCILP, LLC	11,399.91	$250,000	0.0044%
TOTAL	259,699,083.15	$5,695,200,894	100.0000%

A-1

EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE
1.Capital Accounts of the Partners
A.The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C hereof.
B.For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)
Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).

(2)
The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Section 705(a)(l)(B) or Section 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3)	Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(4)
In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)
In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6)	Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.
C.Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.
D.(1)  Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2)
Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (c) immediately prior to the acquisition of more than a de minimis additional interest in the Partnership by any new or existing Partner in consideration for such Partner's provision of services to or for the benefit of the Partnership; and (d) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(3)
In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(4)
In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

E.The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article VI of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).
2.No Interest
No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.
3.No Withdrawal
No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VIII and XIII of the Agreement.

EXHIBIT C
SPECIAL ALLOCATION RULES
1.    Special Allocation Rules.
Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:
A.    Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.
B.    Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i) (4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.
C.    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704- l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
D.    Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.
E.    Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.
F.    Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).
G.    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704- l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.
2.    Allocations for Tax Purposes.
A.    Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

B.    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(1)	(a)
In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

(b)
any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2)	(a)	In the case of an Adjusted Property, such items shall
(i)
first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

	(ii)	second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and
(b)
any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C.    To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

EXHIBIT D
NOTICE OF REDEMPTION
The undersigned hereby irrevocably (i) elects to redeem __________ Partnership Units in Forest City Enterprises, L.P. in accordance with the terms of the Limited Partnership Agreement of Forest City Enterprises, L.P., as amended (the “Partnership Agreement”), and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that promptly after the Specified Redemption Date the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender. Capitalized terms used herein have the meanings assigned to them in the Partnership Agreement.

Dated:	Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If Shares are to be issued, issue to:
Name:
Please insert social security or identifying number:

D-1